                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-140804

NOVEMBER 30, 2007                                                  JPMCC 2007-C1

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                   ----------

                                 $1,017,659,000
                                 (Approximate)

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
                                 TRUST 2007-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2007-C1

                                   ----------

                           JPMORGAN CHASE BANK, N.A.
                        NATIXIS REAL ESTATE CAPITAL INC.
                             Mortgage Loan Sellers

JPMORGAN                                   NATIXIS SECURITIES NORTH AMERICA INC.

This material is for your information, and none of J.P. Morgan Securities Inc.
and Natixis Securities North America Inc. (together, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus)
and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The
Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free Writing Prospectus"), dated
November 30, 2007.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                  KEY FEATURES

CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         Natixis Securities North America Inc.

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (88.1%)
                         Natixis Real Estate Capital Inc. (11.9%)

MASTER SERVICER:         Capmark Finance Inc.

SPECIAL SERVICER:        Midland Loan Services, Inc.

TRUSTEE:                 Wells Fargo Bank, N.A.

RATING AGENCIES:         Moody's Investors Service, Inc.
                         Standard & Poor's Ratings Services, a division of The
                         McGraw Hill Companies, Inc.

PRICING DATE:            On or about December 14, 2007

CLOSING DATE:            On or about December 20, 2007

CUT-OFF DATE:            With respect to each mortgage loan, the due date of the
                         related mortgage loan in December 2007, or December 1,
                         2007, with respect to those mortgage loans that were
                         originated in November 2007 and have their first due
                         date in January 2008, or with respect to any mortgage
                         loan that was originated in December 2007 and has its
                         first due date in February 2008, the origination date.

DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                         business day, on the next succeeding business day,
                         beginning in January 2008.

PAYMENT DELAY:           14 days

TAX STATUS:              REMIC

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible.

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 for each class of certificates other than the
                         Class X-1 and Class X-2 Certificates, and in the case
                         of the Class X-1 and Class X-2 Certificates, $1,000,000

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

                           COLLATERAL CHARACTERISTICS

COLLATERAL CHARACTERISTICS                                        MORTGAGE LOANS
--------------------------                                        --------------
INITIAL POOL BALANCE (IPB):                                       $1,204,331,244
NUMBER OF MORTGAGE LOANS:                                                     61
NUMBER OF MORTGAGED PROPERTIES:                                               74
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                    $  19,743,135
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                         $  16,274,747
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                            6.50122%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                                   1.24x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                         69.7%
WEIGHTED AVERAGE MATURITY DATE LTV:                                        63.9%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):                 112 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)1:                357 months
WEIGHTED AVERAGE SEASONING (MONTHS):                                    2 months
10 LARGEST MORTGAGE LOANS AS % OF IPB:                                     61.8%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                                  41.2%
% OF MORTGAGED PROPERTIES WITH SINGLE TENANTS:                             14.9%

(1)  Excludes mortgage loans that are Interest-Only for the entire term.

                                     2 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                        APPROXIMATE SECURITIES STRUCTURE

PUBLICLY OFFERED CLASSES

                                                APPROXIMATE
                                                  INITIAL
         EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS     (MOODY'S/S&P)     FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
--------------------------------------------------------------------------------------------------------

A-1          Aaa/AAA        $   32,771,000        30.000%                2.97              01/08-09/12
A-2          Aaa/AAA        $   49,212,000        30.000%                4.88              10/12-11/12
A-3          Aaa/AAA        $  105,514,000        30.000%                6.82              10/14-10/14
A-4          Aaa/AAA        $  595,230,000        30.000%                9.74              02/17-11/17
A-SB         Aaa/AAA        $   60,304,000        30.000%                7.02              09/12-02/17
X-2          Aaa/AAA        $1,197,733,000          N/A                   N/A                  N/A
A-M          Aaa/AAA        $  120,433,000        20.000%                9.92              11/17-12/17
A-J          Aaa/AAA        $   54,195,000        15.500%                9.99              12/17-12/17

PRIVATELY OFFERED CLASSES

                                                APPROXIMATE
                                                  INITIAL
         EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS     (MOODY'S/S&P)     FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
--------------------------------------------------------------------------------------------------------

X-1           Aaa/AAA       $1,204,331,244         N/A                    N/A                  N/A
B             Aa1/AA+       $   16,560,000        14.125%                 N/A                  N/A
C              Aa2/AA       $   15,054,000        12.875%                 N/A                  N/A
D             Aa3/AA-       $   12,043,000        11.875%                 N/A                  N/A
E              A1/A+        $   13,549,000        10.750%                 N/A                  N/A
F               A2/A        $   10,538,000         9.875%                 N/A                  N/A
G              A3/A-        $   13,549,000         8.750%                 N/A                  N/A
H            Baa1/BBB+      $   15,054,000         7.500%                 N/A                  N/A
J             Baa2/BBB      $   16,559,000         6.125%                 N/A                  N/A
K            Baa3/BBB-      $   13,549,000         5.000%                 N/A                  N/A
L             Ba1/BB+       $    7,527,000         4.375%                 N/A                  N/A
M              Ba2/BB       $    9,033,000         3.625%                 N/A                  N/A
N             Ba3/BB-       $    4,516,000         3.250%                 N/A                  N/A
P              B1/B+        $    6,022,000         2.750%                 N/A                  N/A
Q               B2/B        $    4,516,000         2.375%                 N/A                  N/A
T              B3/B-        $    3,011,000         2.125%                 N/A                  N/A
NR             NR/NR        $   25,592,244          N/A                   N/A                  N/A

(1)  Approximate, subject to a permitted variance of plus or minus 5%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                              STRUCTURAL OVERVIEW

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB, X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and
     Class X-2 Certificates), interest will be paid sequentially to the Class
     A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates.

o    The pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB, A-M, A-J, B,
     C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii)
     above less a specified percentage. In the aggregate, the Class X-1 and
     Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

     All Classes will accrue interest on a 30/360 basis.

o    Principal will generally be distributed on each Distribution Date to the
     Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the Free Writing Prospectus). After the certificate balances of the Class A-1, A-2, A-3, A-4 and A-SB Certificates have been reduced to zero, principal payments will be paid sequentially to the Class
     A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates,
     until the certificate balance for each such Class has been reduced to zero.
     The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then pro rata to the Class A-1, A-2, A-3,
     A-4 and A-SB Certificates (without regard to the Class A-SB planned principal balance).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated in the following manner: the holders of each class of offered certificates (other than the Class X-2
     Certificates) and the Class B, C, D, E, F, G, H, J and K Certificates will receive on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).

                 Principal Paid
                     to Class      (Pass-Through Rate on Class - Discount Rate)
     YM Charge x --------------- x --------------------------------------------
                 Total Principal    (Mortgage Rate on Loan - Discount Rate)
                      Paid

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.

                                     4 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          SHORT-TERM COLLATERAL SUMMARY

                                                                                            REMAINING   REMAINING           CUT-OFF
                                          CUT-OFF DATE      BALLOON         PROPERTY          TERM       IO TERM      UW      LTV
LOAN ID      LOAN NAME                      BALANCE         BALANCE           TYPE           (MONTHS)    (MONTHS)    DSCR    RATIO
-----------------------------------------------------------------------------------------------------------------------------------

CLASS A-1
             TOTAL BALLOON PAYMENT                       $          0
             TOTAL AMORTIZATION PAYMENT                    32,771,000
             TOTAL CLASS BALANCE                         $ 32,771,000
CLASS A-2
   49        *PCTC Medical Building       $  5,010,000   $  4,853,432         Office           58          22       1.20x    68.6%
   38        Renaissance Center           $  6,600,000      6,600,000         Retail           58          58       1.37x    68.0%
   18        Park Avenue Building         $ 15,500,000     15,500,000       Mixed Use          59          59       1.31x    71.8%
   14        *Berkshire Court             $ 23,000,000     22,259,113       Mixed Use          59          23       1.15x    69.7%
             TOTAL BALLOON PAYMENT                       $ 49,212,000   WEIGHTED AVERAGE:      59          39       1.23x    70.0%
             TOTAL AMORTIZATION PAYMENT                             0
             TOTAL CLASS BALANCE                         $ 49,212,000
CLASS A-3
    2        *Block at Orange             $110,000,000   $105,514,740         Retail           82          40       1.10x    68.3%
             TOTAL BALLOON PAYMENT                       $105,514,000   WEIGHTED AVERAGE:      82          40       1.10x    68.3%
             TOTAL AMORTIZATION PAYMENT                             0
             TOTAL CLASS BALANCE                         $105,514,000
CLASS A-SB
             TOTAL BALLOON PAYMENT                       $          0
             TOTAL AMORTIZATION PAYMENT                    60,304,000
             TOTAL CLASS BALANCE                         $ 60,304,000

*    A de minimis portion of the balloon payment is allocated to the A-SB certificates

                                     5 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                COLLATERAL CHARACTERISITCS -- ALL MORTGAGE LOANS

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                      NUMBER OF                        % OF      WA      WA UW
PRINCIPAL BALANCES              LOANS     PRINCIPAL BALANCE     IPB   LTV(2)   DSCR(2)
---------------------------------------------------------------------------------------

$2,075,000 - $2,999,999           2       $    4,735,000        0.4%    70.2%    1.17x
$3,000,000 - $3,999,999           3            9,996,253        0.8     43.5%    2.14x
$4,000,000 - $4,999,999           5           21,421,405        1.8     67.8%    1.33x
$5,000,000 - $6,999,999          15           86,726,602        7.2     71.0%    1.26x
$7,000,000 - $9,999,999           8           64,705,113        5.4     70.3%    1.20x
$10,000,000 - $14,999,999         9          114,930,472        9.5     70.2%    1.23x
$15,000,000 - $24,999,999         7          131,803,441       10.9     70.2%    1.28x
$25,000,000 - $49,999,999         6          206,512,958       17.1     66.5%    1.37x
$50,000,000 - $99,999,999         3          212,500,000       17.6     73.4%    1.22x
$100,000,000 - $136,000,000       3          351,000,000       29.1     69.6%    1.15x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $1,204,331,244      100.0%    69.7%    1.24x
---------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:     $19,743,135
AVERAGE BALANCE PER PROPERTY: $16,274,747
---------------------------------------------------------------------------------------

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST    NUMBER OF                        % OF      WA      WA UW
RATES                           LOANS     PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
---------------------------------------------------------------------------------------

5.7670% - 5.9999%                    5      $  176,700,000     14.7%    76.7%    1.26x
6.0000% - 6.2499%                    1          42,300,000      3.5     72.6%    1.42x
6.2500% - 6.4999%                   12         368,914,155     30.6     68.4%    1.22x
6.5000% - 7.0600%                   43         616,417,089     51.2     68.4%    1.24x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             61      $1,204,331,244    100.0%    69.7%    1.24x
---------------------------------------------------------------------------------------
WA INTEREST RATE:              6.5012%
---------------------------------------------------------------------------------------

                      ORIGINAL TERM TO MATURITY IN MONTHS

RANGE OF ORIGINAL TERMS TO    NUMBER OF                        % OF      WA      WA UW
MATURITY                        LOANS     PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
---------------------------------------------------------------------------------------

60 - 72                            4        $   50,110,000      4.2%    70.0%    1.23x
73 - 84                            1           110,000,000      9.1     68.3%    1.10x
85 - 120                          56         1,044,221,244     86.7     69.9%    1.26x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           61        $1,204,331,244    100.0%    69.7%    1.24x
---------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:        114 MONTHS
---------------------------------------------------------------------------------------

                           GEOGRAPHIC DISTRIBUTION (1)

                              NUMBER OF                        % OF      WA      WA UW
GEOGRAPHIC LOCATION          PROPERTIES   PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
---------------------------------------------------------------------------------------

CALIFORNIA                       7          $  170,016,253     14.1%    66.6%    1.15x
   Southern California           5             150,416,253     12.5     66.4%    1.15x
   Northern California           2              19,600,000      1.6     67.8%    1.19x
GEORGIA                          4             153,767,752     12.8     72.7%    1.17x
ILLINOIS                         8             147,083,595     12.2     72.1%    1.36x
TEXAS                            8             144,362,106     12.0     67.7%    1.22x
ARIZONA                          2              86,447,709      7.2     65.1%    1.21x
NORTH CAROLINA                  10              70,460,000      5.9     64.8%    1.32x
CONNECTICUT                      1              67,500,000      5.6     77.1%    1.20x
NEVADA                           2              67,300,000      5.6     72.6%    1.42x
MARYLAND                         4              67,017,501      5.6     69.6%    1.21x
OTHER                           28             230,376,328     19.1     70.2%    1.26x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         74          $1,204,331,244    100.0%    69.7%    1.24x
---------------------------------------------------------------------------------------

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                              NUMBER OF                        % OF      WA      WA UW
RANGE OF UW DSCRS              LOANS      PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
---------------------------------------------------------------------------------------

1.10X - 1.14X                      2        $  136,030,000     11.3%    66.3%    1.11x
1.15X - 1.19X                     19           337,907,588     28.1     72.7%    1.15x
1.20X - 1.29X                     22           501,203,701     41.6     70.4%    1.22x
1.30X - 1.49X                     11           140,990,950     11.7     70.0%    1.39x
1.50X - 1.99X                      5            81,202,752      6.7     61.9%    1.67x
2.00X - 2.66X                      2             6,996,253      0.6     35.4%    2.49x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           61        $1,204,331,244    100.0%    69.7%    1.24x
---------------------------------------------------------------------------------------
WA UW DSCR:                     1.24x
---------------------------------------------------------------------------------------

                   REMAINING TERMS TO MATURITY DATE IN MONTHS

RANGE OF REMAINING TERMS      NUMBER OF                        % OF      WA      WA UW
TO MATURITY                     LOANS     PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
---------------------------------------------------------------------------------------

58 - 60                            4        $   50,110,000      4.2%    70.0%    1.23x
61 - 84                            1           110,000,000      9.1     68.3%    1.10x
85 - 120                          56         1,044,221,244     86.7     69.9%    1.26x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           61        $1,204,331,244    100.0%    69.7%    1.24x
---------------------------------------------------------------------------------------
WA REMAINING TERM:            112 MONTHS
---------------------------------------------------------------------------------------

                          PROPERTY TYPE DISTRIBUTION(1)

                                                       NUMBER OF      PRINCIPAL       % OF      WA      WA UW
PROPERTY TYPE                 SUB PROPERTY TYPE       PROPERTIES       BALANCE         IPB    LTV(2)   DSCR(2)
--------------------------------------------------------------------------------------------------------------

RETAIL                    Anchored                        22       $  387,659,363     32.2%    69.3%    1.21x
                          Unanchored                      11           44,925,595      3.7     68.1%    1.31x
                             SUBTOTAL:                    33       $  432,584,958     35.9%    69.2%    1.22x
--------------------------------------------------------------------------------------------------------------
OFFICE                    CBD                              4       $  227,678,441     18.9%    73.2%    1.23x
                          Suburban                         8           94,862,231      7.9     68.5%    1.25x
                             SUBTOTAL:                    12       $  322,540,672     26.8%    71.8%    1.24x
--------------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                     3       $  172,500,000     14.3%    71.2%    1.21x
                          Limited Service                  5           47,404,606      3.9     69.4%    1.38x
                             SUBTOTAL:                     8       $  219,904,606     18.3%    70.8%    1.24x
--------------------------------------------------------------------------------------------------------------
INDUSTRIAL                Warehouse/Distribution           9       $   96,543,533      8.0%    69.3%    1.32x
                          Flex                             3           26,377,000      2.2     61.1%    1.60x
                             SUBTOTAL:                    12       $  122,920,533     10.2%    67.5%    1.38x
--------------------------------------------------------------------------------------------------------------
MIXED USE                 Office/Retail                    4       $   57,625,000      4.8%    70.8%    1.19x
                          Multifamily/Office/Retail        1           26,030,000      2.2     57.8%    1.14x
                             SUBTOTAL:                     5       $   83,655,000      6.9%    66.7%    1.18x
--------------------------------------------------------------------------------------------------------------
SELF STORAGE                                               2       $    8,650,000      0.7%    68.0%    1.26x
--------------------------------------------------------------------------------------------------------------
LAND                                                       1       $    8,000,000      0.7%    63.1%    1.21x
--------------------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                           1       $    6,075,476      0.5%    58.4%    1.37x
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                   74       $1,204,331,244    100.0%    69.7%    1.24x
--------------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payment on, the related pari passu companion loans.

                                     6 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL          NUMBER OF                         % OF     WA      WA UW
AMORTIZATION TERMS           LOANS     PRINCIPAL BALANCE      IPB   LTV(2)   DSCR(2)
------------------------------------------------------------------------------------

180 - 240                      2           $17,998,794       1.7%   53.5%     1.26x
241 - 300                      4            35,404,606       3.4    67.5%     1.35x
301 - 420                     47           975,467,844      94.8    70.2%     1.20x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       53        $1,028,871,244     100.0%   69.8%     1.21x
------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:   357 MONTHS
------------------------------------------------------------------------------------

                       LTV RATIOS AS OF THE CUT-OFF DATE

                           NUMBER OF                         % OF     WA      WA UW
RANGE OF CUT-OFF LTVS        LOANS     PRINCIPAL BALANCE      IPB   LTV(2)   DSCR(2)
------------------------------------------------------------------------------------

32.0% - 50.0%                 2             $6,996,253       0.6%   35.4%     2.49x
50.1% - 60.0%                 6             91,163,794       7.6    56.6%     1.46x
60.1% - 65.0%                10            143,341,742      11.9    63.7%     1.27x
65.1% - 70.0%                15            380,825,577      31.6    67.8%     1.20x
70.1% - 75.0%                12            319,078,539      26.5    72.1%     1.24x
75.1% - 80.0%                16            262,925,339      21.8    78.5%     1.20x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      61         $1,204,331,244     100.0%   69.7%     1.24x
------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:   69.7%
------------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                           NUMBER OF                        % OF      WA      WA UW
AMORTIZED TYPES              LOANS     PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
------------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST-ONLY       28        $  681,333,265     56.6%   71.2%     1.19x
   BALLOON                     25           347,537,979     28.9    67.0%     1.25x
   INTEREST ONLY                8           175,460,000     14.6    69.4%     1.45x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        61        $1,204,331,244    100.0%   69.7%     1.24x
------------------------------------------------------------------------------------

                         PARTIAL INTEREST-ONLY PERIODS

RANGE OF PARTIAL INTEREST-   NUMBER OF                        % OF      WA      WA UW
ONLY PERIODS                   LOANS     PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
--------------------------------------------------------------------------------------

24 - 35                          9          $110,560,000      16.2%    71.9%    1.27x
36 - 47                         14           374,565,000      55.0     70.2%    1.16x
48 - 60                          5           196,208,265      28.8     72.9%    1.19x-
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         28          $681,333,265     100.0%    71.2%    1.19x
--------------------------------------------------------------------------------------

                                  LOAN PURPOSE

                          NUMBER OF                        % OF      WA      WA UW
LOAN PURPOSE                LOANS     PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
-----------------------------------------------------------------------------------

REFINANCE                    42          $  802,505,575    66.6%    69.6%    1.21x
ACQUISITION                  19             401,825,670    33.4     70.0%    1.31x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      61          $1,204,331,244   100.0%    69.7%    1.24x
-----------------------------------------------------------------------------------

                     REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING          NUMBER OF                        % OF      WA      WA UW
AMORTIZATION TERMS           LOANS      PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
-------------------------------------------------------------------------------------

178 - 240                     2              $17,998,794      1.7%    53.5%    1.26x
241 - 300                     4               35,404,606      3.4     67.5%    1.35x
301 - 420                    47              975,467,844     94.8     70.2%    1.20x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      53           $1,028,871,244    100.0%    69.8%    1.21x
-------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:   356 MONTHS
-------------------------------------------------------------------------------------

                         LTV RATIOS AS OF THE MATURITY

                          NUMBER OF                         % OF     WA     WA UW
RANGE OF MATURITY LTVS      LOANS      PRINCIPAL BALANCE     IPB    LTV2    DSCR2
---------------------------------------------------------------------------------

23.4% - 50.0%                 4            $24,995,047      2.1%    48.4%   1.60x
50.1% - 60.0%                18            277,729,053     23.1     62.9%   1.30x
60.1% - 65.0%                15            258,105,151     21.4     68.9%   1.23x
65.1% - 70.0%                14            490,501,993     40.7     72.5%   1.21x
70.1% - 75.0%                 7             55,600,000      4.6     76.9%   1.22x
75.1% - 79.0%                 3             97,400,000      8.1     79.2%   1.20x
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      61         $1,204,331,244     100.0%   69.7%   1.24x
---------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:   63.9%
---------------------------------------------------------------------------------

                           YEAR BUILT/RENOVATED(3,4)

RANGE OF YEARS             NUMBER OF                        % OF       WA      WA UW
BUILT/RENOVATED           PROPERTIES   PRINCIPAL BALANCE     IPB     LTV(2)   DSCR(2)
-------------------------------------------------------------------------------------

1967 - 1979                    1        $    4,226,405       0.4%     64.0%    1.21x
1980 - 1989                    7           200,827,000      16.7      70.9%    1.22x
1990 - 1999                   16           304,799,289      25.3      69.9%    1.21x
2000 - 2004                   18           291,386,511      24.2      69.3%    1.24x
2005 - 2007                   32           403,092,040      33.5      69.5%    1.28x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       74        $1,204,331,244     100.0%     69.7%    1.24x
-------------------------------------------------------------------------------------

                             PREPAYMENT PROTECTION

                          NUMBER OF                        % OF      WA     WA UW
PREPAYMENT PROTECTION       LOANS     PRINCIPAL BALANCE     IPB    LTV(2)   DSCR(2)
-----------------------------------------------------------------------------------

DEFEASANCE(5)                 52        $  928,839,752     77.1%    69.7%    1.22x
YIELD MAINTENANCE              6           199,368,227     16.6     72.2%    1.23x
DEF/YM                         2            51,123,265      4.2     59.1%    1.62x
FIXED PENALTY                  1            25,000,000      2.1     72.6%    1.42x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       61        $1,204,331,244    100.0%    69.7%    1.24x
-----------------------------------------------------------------------------------

(1)  Excludes mortgage loans that are Interest-Only for the entire term.

(2)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payment on, the related pari passu companion loans.

(3)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

(4)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(5)  In the case of one mortgage loan, the related borrower may obtain the release of one or more improved parcels of the mortgaged property by paying an amount equal to 125% of the value of such released parcel(s), subject to yield maintenance.

                                     7 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            TOP TEN MORTGAGE LOANS(1)

LOAN                                                            NUMBER OF   CUT-OFF DATE    % OF
SELLER(2)   LOAN NAME                       CITY, STATE        PROPERTIES      BALANCE       IPB
------------------------------------------------------------------------------------------------

JPMCB       American Cancer Society Plaza   Atlanta, GA            1        $136,000,000   11.3%
JPMCB       Block at Orange                 Orange, CA             1        $110,000,000    9.1%
JPMCB       Westin Portfolio                Various, Various       2        $105,000,000    8.7%
JPMCB       Gurnee Mills                    Gurnee, IL             1        $ 75,000,000    6.2%
NATIXIS     The Shoppes at El Paso          El Paso, TX            1        $ 70,000,000    5.8%
------------------------------------------------------------------------------------------------
JPMCB       Stamford Marriott               Stamford, CT           1        $ 67,500,000    5.6%
JPMCB       Molasky Corporate Center        Las Vegas, NV          2        $ 67,300,000    5.6%
JPMCB       Brandywine Regency Warehouse    Brandywine, MD         1        $ 39,900,533    3.3%
JPMCB       Inland -- Bradley Portfolio     Various, Various       4        $ 38,315,000    3.2%
JPMCB       Centennial I & II               Tacoma, WA             1        $ 34,967,426    2.9%
------------------------------------------------------------------------------------------------
            Top 5 Total/Weighted Average                                    $496,000,000   41.2%
            Top 10 Total/Weighted Average                                   $743,982,958   61.8%
------------------------------------------------------------------------------------------------

LOAN                                          SF/UNITS/     UW     CUT-OFF     PROPERTY
SELLER(2)   LOAN NAME                        ROOMS/BEDS    DSCR   LTV RATIO      TYPE
----------------------------------------------------------------------------------------

JPMCB       American Cancer Society Plaza      998,770    1.15x     72.3%       Office
JPMCB       Block at Orange                    698,660    1.10x     68.3%       Retail
JPMCB       Westin Portfolio                       899    1.21x     67.4%       Hotel
JPMCB       Gurnee Mills                     1,558,930    1.21x     79.0%       Retail
NATIXIS     The Shoppes at El Paso             378,838    1.24x     63.8%       Retail
----------------------------------------------------------------------------------------
JPMCB       Stamford Marriott                      506    1.20x     77.1%       Hotel
JPMCB       Molasky Corporate Center           155,290    1.42x     72.6%       Office
JPMCB       Brandywine Regency Warehouse       624,502    1.20x     71.1%     Industrial
JPMCB       Inland -- Bradley Portfolio      1,118,096    1.75x     56.5%     Industrial
JPMCB       Centennial I & II                  239,475    1.22x     66.9%       Office
----------------------------------------------------------------------------------------
            Top 5 Total/Weighted Average                  1.17x     70.2%
            Top 10 Total/Weighted Average                 1.23x     70.2%
----------------------------------------------------------------------------------------

(1)  Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)  "JPMCB" = JPMorgan Chase Bank, N.A.; "NATIXIS" = Natixis Real Estate
     Capital Inc.

                                     8 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            PARI PASSU LOAN SUMMARY

          LOAN                                    A-NOTE BALANCE
LOAN #   SELLER   LOAN NAME                  AS OF THE CUT-OFF DATE
-------------------------------------------------------------------

  2       JPMCB   Block at Orange                 $110,000,000
                                                  $110,000,000
  3       JPMCB   Westin Portfolio                $105,000,000
                                                  $100,000,000
  4       JPMCB   Gurnee Mills                    $ 75,000,000
                                                  $246,000,000
 7,8      JPMCB   Molasky Corporate Center        $ 67,300,000
                                                  $ 22,500,000

LOAN #      TRANSACTION            MASTER SERVICER                  SPECIAL SERVICER
-----------------------------------------------------------------------------------------

  2        JPMCC 2007-C1*          Capmark Finance Inc.       Midland Loan Services, Inc.
                 TBD                       TBD                            TBD
  3        JPMCC 2007-C1*          Capmark Finance Inc.      Midland Loan Services, Inc.
                 TBD                       TBD                            TBD
  4         JPMCC 2007-C1          Capmark Finance Inc.       Midland Loan Services, Inc.
         JPMCC 2007-CIBC20*    Midland Loan Services, Inc.     Centerline Servicing Inc.
 7,8       JPMCC 2007-C1*          Capmark Finance Inc.      Midland Loan Services, Inc.
                 TBD                       TBD                            TBD

*    Represents the controlling pooling and servicing agreement for the related mortgaged loan.

            ADDITIONAL SECURED DEBT AND MEZZANINE DEBT LOAN SUMMARY

                             CUT-OFF        % OF                    TRUST
                               DATE        CUTOFF                  CUT-OFF
                              TRUST        TRUST     PARI PASSU      DATE     TRUST
LOAN NAME                   BALANCE(1)    BALANCE       DEBT        LTV(2)   DSCR(2)
------------------------------------------------------------------------------------

BLOCK AT ORANGE            $110,000,000     9.1%    $110,000,000     68.3%    1.10x
WESTIN PORTFOLIO           $105,000,000     8.7%    $100,000,000     67.4%    1.21x
GURNEE MILLS               $ 75,000,000     6.2%    $246,000,000     79.0%    1.21x
THE SHOPPES AT EL PASO     $ 70,000,000     5.8%    $          0     63.8%    1.24x
MOLASKY CORPORATE CENTER   $ 67,300,000     5.6%    $ 22,500,000     72.6%    1.42x
WEST VILLAGE               $ 26,030,000     2.2%    $          0     57.8%    1.14x
TRES PUENTES IV,V,VI       $ 13,900,000     1.2%    $          0     79.2%    1.15x
PCTC MEDICAL BUILDING      $  5,010,000     0.4%    $          0     68.6%    1.20x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     $472,240,000    39.2%    $478,500,000     69.5%    1.21x
------------------------------------------------------------------------------------

                                             CUT-OFF DATE       TOTAL       TOTAL      CUT-OFF
                           JUNIOR/B-NOTES/      TOTAL         MORTGAGE    MORTGAGE      DATE
                             SUBORDINATE       MORTGAGE     DEBT CUTOFF     DEBT      MEZZANINE
LOAN NAME                      SECURED          DEBT(2)         LTV(2)     DSCR(2)     BALANCE
----------------------------------------------------------------------- ------------------------

BLOCK AT ORANGE                $      0      $220,000,000       68.3%       1.10x    $         0
WESTIN PORTFOLIO               $      0       205,000,000       67.4%       1.21x    $36,800,000
GURNEE MILLS                   $      0       321,000,000       79.0%       1.21x    $         0
THE SHOPPES AT EL PASO         $      0        70,000,000       63.8%       1.24x             (3)
MOLASKY CORPORATE CENTER       $      0        89,800,000       72.6%       1.42x    $13,900,000
WEST VILLAGE                   $      0        26,030,000       57.8%       1.14x             (4)
TRES PUENTES IV,V,VI           $600,000        14,500,000       82.6%       1.07x    $         0
PCTC MEDICAL BUILDING          $345,000         5,355,000       73.4%       1.07x    $         0
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         $945,000      $951,685,000       71.7%       1.20x    $50,700,000
------------------------------------------------------------------------------------------------

(1)  Includes only those assets that are included in the trust fund.

(2)  Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), an in the case of the the Block at Orange, Westin
     Portfolio, Gurnee Mills and Molasky Corporate Center loans, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)  With respect to loan number 5, Dominion Capital Management made a
     $9,500,000 preferred equity investment in the borrower at origination and is scheduled to make a single subsequent $3,000,000 preferred equity investment no later than January 2008. The preferred equity investment must be repurchased anytime during the period commencing on the 6th month after origination through the 35th month after origination.

(4)  With respect to loan number 12, 75% of the membership interests in the borrower have been pledged to Natixis Real Estate Capital Inc as additional collateral for a separate mortgage loan not included in the Trust.

                                     9 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          AMERICAN CANCER SOCIETY PLAZA

           [OMITTED: FOUR (4) PHOTOS OF AMERICAN CANCER SOCIETY PLAZA]

                                    10 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          AMERICAN CANCER SOCIETY PLAZA

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $136,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $136,000,000
LOAN NUMBER (% OF POOL BY IPB):   1 (11.3%)
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         250 Williams Street LLC
SPONSOR:                          Cousins Properties Incorporated
ORIGINATION DATE:                 08/31/07
INTEREST RATE:                    6.45150%
INTEREST-ONLY PERIOD:             48 months
MATURITY DATE:                    09/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(45),Grtr1%orYM(68),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Permitted Mezzanine Debt
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ---------------------
TAXES:                            $  140,682   $140,682
CAPEX:                            $        0   $  8,308
REQUIRED REPAIRS:                 $    6,250   $      0
LOC(2):                           $1,000,000   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   998,770
LOCATION:                         Atlanta, GA
YEAR BUILT/RENOVATED:             1989
OCCUPANCY(3):                     99.4%
OCCUPANCY DATE:                   08/29/07
NUMBER OF TENANTS:                20
HISTORICAL NOI:
   2005:                          $11,327,290
   2006:                          $11,853,212
   TTM AS OF 07/31/07:            $11,739,182
UW REVENUES:                      $20,275,194
UW EXPENSES:                      $7,773,197
UW NOI:                           $12,501,997
UW NET CASH FLOW:                 $11,753,008
APPRAISED VALUE:                  $188,000,000
APPRAISAL DATE:                   08/09/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $136
CUT-OFF DATE LTV:                 72.3%
MATURITY DATE LTV:                67.0%
UW IO DSCR:                       1.32x
UW DSCR:                          1.15x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                               RATINGS(4)                                                      LEASE
TENANT NAME                   MOODY'S/S&P   TOTAL SF   % OF TOTAL SF   BASE RENT PSF(5)   EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------

AMERICAN CANCER SOCIETY                      275,256       27.6%            $15.48              2022
AT&T                              A2/A       138,893       13.9%            $20.11              2009
GEORGIA LOTTERY CORPORATION                  127,827       12.8%            $15.17              2013
INTERNAP                                     120,459       12.1%            $22.79              2020
US SOUTH COMMUNICATIONS(6)                    71,020        7.1%            $17.83              2011
TURNER BROADCASTING SYSTEMS    Baa2/BBB+      57,827        5.8%            $15.92              2011
SAPIENT CORPORATION(7)                        57,689        5.8%            $22.50              2009

(1)  The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 85.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.15x.

(2)  In lieu of making escrow deposits into two separate rollover reserve accounts for tenant improvements and leasing obligations, the borrower has delivered a letter of credit in the face amount of $1,000,000.

(3)  The average occupancy for the American Cancer Society Plaza mortgage loan was 96.0%, 94.0%, 85.0%, 88.0% and 98.0% for the years 2002, 2003, 2004,
     2005 and 2006, respectively.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(5)  The average annual rent per square foot at the mortgaged property was
     $16.03, $15.06 and $15.85 for the years 2004, 2005 and 2006, respectively.

(6)  Approximately 1,677 square feet are leased on a month-to-month basis.

(7)  The Sapient Corporation spaces are subleased in the following manner: (i)
     Turner Properties Inc (32,628 square feet) and (ii) US South Communications
     (25,061 square feet).

                                    11 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          AMERICAN CANCER SOCIETY PLAZA

THE LOAN. The American Cancer Society Plaza mortgage loan is secured by a first lien mortgage in a fee and leasehold interest in a Class "A" office building comprised of approximately 998,770 square feet located in Atlanta, Georgia.

THE BORROWER. The borrowing entity is 250 Williams Street LLC, a Georgia limited liability company, which is structured as a special purpose entity.

THE SPONSOR. The sponsor for the American Cancer Society Plaza mortgage loan is
Cousins Properties Incorporated ("Cousins"). Founded in 1958, Cousins is an
Atlanta based, publicly traded real estate investment trust ("REIT"). Cousins conducts business through four divisions: Office/Multifamily, Retail, Industrial and Land. The REIT primarily invests in commercial properties in the southeast and has a portfolio that includes approximately 20 office/medical buildings, approximately 12 shopping centers and an industrial property. Cousins reported a market capitalization of approximately $1.6 billion as of 07/09/07 and net income of $232.7 million as of year-end 2006.

THE PROPERTY. The American Cancer Society Plaza mortgaged property is a nine-story, Class "A" office building comprised of approximately 998,770 square feet situated on an approximately 3.6 acre parcel of land in the Atlanta,
Georgia Central Business District ("CBD"). The mortgaged property occupies an entire block bounded by Williams Street, Baker Street, Harris Street and
Centennial Olympic Park Drive. The Georgia Aquarium, one of the largest in the world, the Coca-Cola museum, and the Atlanta Children's Museum are all less than a block away. The Georgia Dome and Philips Arena are also within walking distance.

Built in 1989, American Cancer Society Plaza has average floor sizes of 90,000 to 120,000 square feet, 919 under-building parking spaces, a 450-seat business theater fully equipped with an audio/visual system, newsstand and sundry shops on premises, and an onsite cafeteria with patio seating. The mortgaged property features an attractive location across from the Centennial Olympic Park and used to be known as "The Inforum"; however, the name was changed when American Cancer
Society took occupancy.

The mortgaged property was originally developed as a technology marketplace and offers extensive fiber optic connectivity and system redundancy. Currently,
American Cancer Society Plaza is approximately 99.4% occupied and has maintained strong occupancy performance since its acquisition by the borrower in 1999. The mortgaged property was only 69% occupied at the time of acquisition, but since then has reported an average year-end occupancy rate of 94.8%.

American Cancer Society Plaza boasts a nationally recognized tenant roster including American Cancer Society, AT&T, the Georgia Lottery, InterNap, Turner
Broadcasting and US South Communications. American Cancer Society, the largest tenant at the mortgaged property, occupies approximately 27.6% of the mortagaged property's net rentable area through 2022. Current asking rents for office space at the mortgaged property range from $13 to $14 per square foot, or $20 to $21 per square foot on a full-service equivalent basis, and are within the parameters quoted by the market of $18.50-$26.00 per square foot. Retail, service and storage space is currently negotiable on an individual basis.

The mortgaged property is located approximately 14 miles from the
Hartsfield-Jackson Atlanta International Airport, approximately 1,800 feet from
Interstates 75 and 85 and approximately 4,800 feet from Interstate 20, all of which run through the city of Atlanta. Additional access to the mortgaged property is provided by The Metropolitan Atlanta Rapid Transit Authority's
("MARTA") 37-mile rapid rail transit system and extensive bus routes along with other ground transportation including Amtrak and Greyhound.

SIGNIFICANT TENANTS.

American Cancer Society, Inc. ("ACS") is a nationwide not-for-profit health organization dedicated to eliminating cancer as a major health problem. ACS is the largest source of private cancer research funds in the United States. In addition to research, ACS supports detection, treatment, education programs, moral support and camps for children who have cancer. The mortgaged property is the headquarters for ACS, where the tenant occupies approximately 275,256 square feet or 27.6% of the mortgaged property's net rentable area. ACS's lease expires in 2022, with 2, 5-year renewal options or 1, 10-year renewal option.

AT&T, Inc. (NYSE: "T") is one of the largest communications holding companies in the United States and worldwide by revenue. A Fortune 500 company, AT&T is one of the 30 stocks that make up the DJIA and has a credit rating of A2/A from
Moody's and S&P, respectively. Operating globally under the AT&T brand, the company provides local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment and directory advertising and publishing. AT&T currently has more than 68 million access lines in service. AT&T acquired BellSouth in 2006 and Dobson
Communications Corporation in 2007. AT&T reported revenues for year-end 2006 of more than $63 billion and net income of more than $7.4 billion. AT&T occupies approximately 138,893 square feet or 13.9% of the mortgaged property's net rentable area. AT&T's lease expires in 2009.

Georgia Lottery Corporation ("GLC") is government owned and was formed in 1993 to maximize revenues for the funding of educational programs by providing entertaining lottery products and quality customer service to retailers and players. Since inception, GLC has contributed more than $9 billion to the State
Treasury's Lottery for Education Account. GLC has helped approximately one million students attend college with lottery-funded scholarships. As of year-end
2006, GLC generated sales of approximately $3.1 billion. GLC occupies approximately 127,827 square feet or 12.8% of the mortgaged property's net rentable area. GLC's lease expires in 2013.

                                    12 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          AMERICAN CANCER SOCIETY PLAZA

THE MARKET(1). The mortgaged property is located within the Atlanta Metropolitan
Statistical Area ("MSA") and the Downtown submarket. The mortgaged property is situated in Fulton County, which is one of 28 counties that make up the Atlanta
MSA. The Atlanta MSA ranks third in the nation among cities with the most
Fortune 500 headquarters. More than 70% of all Fortune 1,000 companies have a presence in metro Atlanta. The top five largest corporate employers include
Delta Air Lines, Publix Supermarkets, Kroger, AT&T and Wal-Mart.

Class "A" properties in Atlanta reported a second quarter 2007 vacancy rate of approximately 17.7%, down from approximately 17.9% reported at the end of the first quarter 2007. Net absorption within the Class "A" sector totaled positive with approximately 1,227,310 square feet for the quarter, and new deliveries totaled approximately 1,293,032 square feet. Quoted rental rates for available space within the Class "A" sector averaged approximately $21.97 at the end of the quarter, up from approximately $21.74 in the first quarter 2007. There was approximately 3,742,041 square feet under construction at the end of the second quarter 2007.

The Downtown Atlanta office market's Class "A" sector consisted of approximately
24 properties with approximately 13,222,283 square feet of office space at the end of second quarter 2007. Class "A" projects within Downtown Atlanta reported a second quarter vacancy rate of approximately 25.6%, up from approximately
25.2% reported at the end of the first quarter 2007. Year-to-date net absorption within the Class "A" sector totals positive with approximately 347,026 square feet. Quoted rates for available space within this sector of the market averaged approximately $20.66 per square foot.

In 2007, within a 1, 3 and 5-mile radius of the mortgaged property the population is approximately 27,846, 179,157 and 356,192 respectively. Within a
1, 3 and 5-mile radius of the mortgaged property, the number of households is approximately 11,588, 77,091 and 146,777 respectively. Within a 1, 3 and 5-mile radius of the mortgage property the average annual household income is approximately $44,712, $62,588 and $67,817 respectively.

PROPERTY MANAGEMENT. The mortgaged property is managed by the sponsor, Cousins
Properties Inc. Cousins is a diversified real estate investment trust founded in
1958 by Thomas Cousins. Since the Company's founding, they have developed over
20 million square feet of office space and over 12 million square feet of retail space. In addition, Cousins has developed in excess of 3,000 multifamily units and more than 30 high-quality single family subdivisions. Currently, Cousins portfolio consists of interests in approximately 7.7 million square feet of office space, approximately 4.7 million square feet of retail, approximately two million square feet of industrial and approximately two multifamily projects.

(1)  Certain information was obtained from the American Cancer Society Plaza appraisal dated August 9, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    13 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          AMERICAN CANCER SOCIETY PLAZA

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA    BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING      EXPIRING      EXPIRING       EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          6,079     0.6%           NAP        NAP         6,079          0.6%              NAP        NAP
2007 & MTM       2          1,677     0.2     $    12,831       0.1%        7,756          0.8%      $    12,831        0.1%
2008             2          2,215     0.2          48,195       0.3         9,971          1.0%      $    61,026        0.3%
2009             6        200,152    20.0       4,097,774      22.9       210,123         21.0%      $ 4,158,800       23.3%
2010             3         39,318     3.9         831,284       4.7       249,441         25.0%      $ 4,990,084       27.9%
2011            15        144,570    14.5       2,468,133      13.8       394,011         39.4%      $ 7,458,217       41.7%
2012             1          2,026     0.2          21,800       0.1       396,037         39.7%      $ 7,480,016       41.9%
2013             3        127,827    12.8       1,938,626      10.8       523,864         52.5%      $ 9,418,642       52.7%
2014             6         54,091     5.4       1,055,970       5.9       577,955         57.9%      $10,474,612       58.6%
2015             1          5,861     0.6          92,369       0.5       583,816         58.5%      $10,566,981       59.1%
2016             1         14,849     1.5         274,707       1.5       598,665         59.9%      $10,841,688       60.7%
2017             0              0     0.0               0       0.0       598,665         59.9%      $10,841,688       60.7%
AFTER            9        400,105    40.1       7,028,428      39.3       998,770        100.0%      $17,870,116      100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:          49        998,770   100.0%    $17,870,116     100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                    14 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          AMERICAN CANCER SOCIETY PLAZA

    [OMITTED: MAP INDICATING THE LOCATION OF AMERICAN CANCER SOCIETY PLAZA]

                                    15 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          AMERICAN CANCER SOCIETY PLAZA

[OMITTED: AERIAL PHOTO INDICATING THE LOCATION OF AMERICAN CANCER SOCIETY PLAZA]

                                    16 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    17 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                 BLOCK AT ORANGE

                [OMITTED: FIVE (5) PHOTOS OF THE BLOCK AT ORANGE]

                                    18 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                 BLOCK AT ORANGE

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):    $110,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $110,000,000
LOAN NUMBER (% OF POOL BY IPB):   2(9.1%)
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWERS:                        Orange City Mills Limited
                                  Partnership, Orange City Mills III
                                  Limited Partnership
SPONSORS:                         Simon Property Group, Inc.,
                                  Farrallon Capital Management L.L.C.
ORIGINATION DATE:                 09/04/07
INTEREST RATE:                    6.25150%
INTEREST-ONLY PERIOD:             42 months
MATURITY DATE:                    10/01/14
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(51),O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $110,000,000
ADDITIONAL DEBT TYPE(1):          Pari Passu, Permitted Mezzanine Debt
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -----------------
TAXES:                               $0        $0
INSURANCE:                           $0        $0
CAPEX:                               $0        $0
OTHER:                               $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE(2):                698,660
LOCATION:                         Orange, CA
YEAR BUILT/RENOVATED:             1998
OCCUPANCY:                        94.6%
OCCUPANCY DATE:                   10/03/07
NUMBER OF TENANTS:                104
HISTORICAL NOI:
   2005:                          $17,941,587
   2006:                          $17,744,711
AVERAGE IN-LINE SALES/SF:         $439
UW REVENUES:                      $26,740,206
UW EXPENSES:                      $8,383,132
UW NOI:                           $18,357,074
UW NET CASH FLOW:                 $17,900,961
APPRAISED VALUE:                  $322,100,000
APPRAISAL DATE:                   07/05/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(3)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $315
CUT-OFF DATE LTV:                 68.3%
MATURITY DATE LTV:                65.5%
UW IO DSCR:                       1.28x
UW DSCR:                          1.10x
--------------------------------------------------------------------------------

(1)  The $220,000,000 Block at Orange mortgage loan has been split into two equal pari passu A-Notes. The $110,000,000 A-1 Note will be included in the trust and the $110,000,000 A-2 Note is expected to be securitized in a future transaction. The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 85.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.05x.

(2)  Total square footage for the Block at Orange totals approximately 759,160 square feet, of which approximately 698,660 square feet serves as collateral for the mortgage loan.

(3)  Information with respect to the Block at Orange mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related A-2 Note, which is not included in the trust fund.

                                    19 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                 BLOCK AT ORANGE

                               SIGNIFICANT TENANTS

                                                                                                                   LEASE
                                    RATINGS(1)               % OF OWNED   ANNUAL BASE      BASE                 EXPIRATION
TENANT NAME                        MOODY'S/ S&P   TOTAL SF       SF          RENT       RENT PSF   SALES PSF       YEAR
--------------------------------------------------------------------------------------------------------------------------

ANCHORS
AMC ENTERTAINMENT, INC.                            112,830      16.1%     $ 2,482,260    $22.00     $651,631(2)    2018
DAVE & BUSTER'S, INC.                               57,974       8.3        1,084,114    $18.70     $    270       2018
VANS SKATE PARK                                     42,355       6.1          465,905    $11.00     $     77       2008
STEVE & BARRY'S                                     37,727       5.4          688,518    $18.25     $    114       2012
OFF 5TH SAKS FIFTH AVENUE OUTLET       B3/B+        31,368       4.5          313,680    $10.00     $    285       2014
                                                  ----------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                         282,254      40.4%     $ 5,034,477    $17.84
TOP 10 TENANTS
RON JON SURF SHOP                                   25,782       3.7%     $   510,484    $19.80     $    171       2008
LUCKY STRIKE LANES                                  25,015       3.6          425,255    $17.00     $    236       2013
BORDERS BOOKS AND MUSIC                             25,000       3.6          503,125    $20.12     $    169       2014
VIRGIN MEGASTORE                                    22,196       3.2          374,890    $16.89     $    237       2009
THE POWER HOUSE                                     20,378       2.9          234,000    $11.48     $     70       MTM(3)
HILO HATTIE                                         20,000       2.9          490,000    $24.50     $    290       2014
OLD NAVY                              Ba1/BB+       15,722       2.3          204,386    $13.00     $    443       2008
BURKE WILLIAMS DAY SPA                              13,060       1.9          313,440    $24.00          NAP       2011
ALCATRAZ BREWING COMPANY                            10,491       1.5          251,784    $24.00     $    268       2008
                                                  ----------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                         177,644      25.4%     $ 3,307,364    $18.62
REMAINING INLINE SPACE                             201,248      28.8%     $ 7,403,224    $30.16
                                                  ----------------------------------------------
VACANT SQUARE FEET:                                 37,514       5.4%             NAP
TOTAL OWNED GLA:                                   698,660                $15,745,065
TOTAL CENTER GLA(4):                               759,160                $16,941,140

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Represents per screen sales of the 30 screen theatre.

(3)  Represents month-to-month tenant.

(4)  There are four tenants that occupy approximately 60,500 square feet and pay approximately $1,196,075 in annual base rent.

                                    20 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                BLOCK AT ORANGE

THE LOAN. The Block at Orange mortgage loan is secured by a first lien mortgage in a fee and leasehold interest in an open-air, single-level retail/entertainment regional shopping center containing approximately 759,160, square feet of which 698,660 square feet is part of the underlying collateral, located in Orange, California. The Carl's Jr. tenant is subject to the leasehold, comprised of approximately 3,810 square feet.

The $220,000,000 Block at Orange mortgage loan has been split into two equal pari passu A-Notes. The $110,000,000 A-1 Note is expected to be included in the trust and the $110,000,000 A-2 Note will be securitized in a future transaction.

THE BORROWERS. The related borrowers are Orange City Mills Limited Partnership and Orange City Mills III Limited Partnership, both of which are structured as special purpose entities.

THE SPONSORS. The sponsors for the related mortgage loan are Simon Property
Group, Inc. ("Simon") and Farallon Capital Management L.L.C. ("Farallon"). Simon
(NYSE: "SPG"), an S&P 500 company, is one of the largest publicly traded retail real estate companies in the United States with a total market capitalization of approximately $20 billion. Simon, headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate. Simon operates from five platforms: regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately 380 properties in the United States containing an aggregate of 258 million square feet of gross leaseable area in
North America, Europe and Asia. Simon also has an interest in 50 European shopping centers in France, Italy and Poland; six Premium Outlet centers in
Japan; and one Premium Outlet center in both South Korea and Mexico.

Farallon was founded in March 1986 by Thomas F. Steyer. The firm manages equity capital for institutions and high net worth individuals. Farallon's institutional investors are primarily college endowments and foundations.
Farallon employs approximately 120 people at its headquarters in San Francisco,
California and is a registered investment advisor with the United States
Securities and Exchange Commission.

THE PROPERTY. The mortgaged property is an open-air, single-level retail/entertainment regional shopping center containing approximately 759,160 square feet, of which 698,660 square feet is part of the underlying collateral, situated on an approximately 69.3 acre parcel of land located in Orange,
California. The mortgaged property is located at the northwest corner of
Metropolitan Drive and The City Drive, just north of Highway 22 in the City of
Orange. The City of Orange contains approximately 24 square miles of land area located in the central portion of Orange County and is bordered by Anaheim to the northwest, Tustin to the south, and Villa Park to the northeast. Orange is located approximately 32 miles southeast of Los Angeles, 84 miles north of San
Diego and 436 miles south of San Francisco.

The City of Orange has excellent access to other cities within Orange County as well as outlying areas by way of the region's expanding mass transit networks and Southern California's freeway system, which include but are not limited to:
the Costa Mesa Freeway (Interstate 55), the Riverside Freeway (State Highway
91), the Garden Grove Freeway (State Highway 22), the Santa Ana Freeway
(Interstate 5) and the Orange Freeway (State Highway 57). Access to the
mortgaged property is available via west and east bound exits from Highway 22 at
The City Drive, north and sound bound exits from Interstate 5 at Chapman Avenue and one additional south bound exit from Interstate 5 at State College
Boulevard. Overall, access from all sources including freeways, commercial streets, rail, bus and air is considered to be good.

The mortgaged property benefits by its heavily trafficked corner location in close proximity to several office buildings and hotels, as well as its location across the street from the Orange County courts and UCI Medical Center, all of which provide a substantial daytime customer base.

Built in 1998, the mortgaged property is anchored by several nationally recognized tenants including AMC Entertainment, Dave & Buster's, Vans Skate
Park, Steve & Barry's, Off 5th Saks Fifth Avenue Outlet, and L.A. Fitness, which on a aggregate level encompass approximately 320,254 square feet or 42.2%
percent of the mortgage property's net rentable area.

The mortgaged property's total sales have grown over the past few years. Total reported sales for year-end 2004 and 2005 were $190,913,000 and $205,392,000, respectively, which represents a 7.6% increase. In 2006, total reported sales were $207,279,000, a 0.9% increase over 2005.

As of December 31, 2006 average sales per square foot for anchor tenants were
$183 per year. Excluding AMC theater, the average is $190 per square foot.

Currently the mortgaged property is 94.6% leased with an overall average rent per square foot of $24.36. The average rent excluding anchor tenants is $35.56 and the average rent for inline tenants is $32.66.

                                    21 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                 BLOCK AT ORANGE

SIGNIFICANT TENANTS.

AMC Entertainment, Inc. ("AMC") was founded in 1920 and is headquartered in
Kansas City, Missouri. AMC is one of the world's leading theatrical exhibition companies with interests in approximately 360 theatres with 5,140 screens in 30 states and the District of Columbia and five countries outside the United States
(Canada, Mexico, Hong Kong, France and the United Kingdom). Of the 360 theatres,
89% are located in the United States and Canada. 80% of AMC's United States
Screens are in the top 25 markets and 94% are in the top 50 markets. AMC is in
23 of the top 25 United States markets and is ranked #1 or #2 in box office revenues in 22 of those markets. At an average of 14.6 screens per theatre, AMC has the highest screen per theatre count among the major United States and
Canadian exhibitors, which are more than twice the industry average of 6.5. More than 238 million guests attended an AMC theatre in fiscal 2007. AMC currently employs approximately 21,000 full- and part-time associates. The AMC theatre at the mortgaged property has 30 screens with average sales of approximately
$651,631 per screen. AMC occupies approximately 112,830 square feet, or approximately 16.1% of the mortgaged property's net rentable area. AMC's lease expires in 2018.

Dave & Buster's, Inc. ("D&B") was founded in 1982 and is headquartered in
Dallas, Texas. D&B operates 48 large high-volume restaurant/entertainment complexes throughout the United States that offer both food and fun-filled experience to adults and families. D&B has granted several international licensing agreements for further expansion abroad. Currently, D&B has active international license agreements for Mexico and the Middle East. Each D&B offers an impressive selection of high-quality food and beverage items, combined with an extensive array of interactive entertainment attractions such as pocket billiards, shuffleboard, state-of-the-art simulators, virtual reality and traditional carnival-style amusements and games of skill. D&B occupies approximately 57,974 square feet, or approximately 8.3% of the mortgaged property's net rentable area. Dave & Buster's lease expires in 2018.

Vans Skate Park ("Vans") features 20,000 square feet of an indoor street course with quarter pipes, banks, handrails, boxes, pyramids; the Combi Pool (replica of original skate park located at Upland Pipeline skate park); an outdoor street course made of concrete, featuring handrails, ledges, stairs, manual pads, & 80'
wide vertical ramp; pee wee area for beginners; two mini ramps (micro mini ramp is 3 1/2' high & 22' wide, full size mini ramp is 6' high & 28' wide); & arcade games. Vans occupies approximately 42,355 square feet, or approximately 6.1% of the mortgaged property's net rentable area. Vans lease expires in 2008.

THE MARKET(1). The mortgaged property is located in Orange, California. The Los
Angeles-Long Beach-Santa Ana Metropolitan Statistical Area ("MSA") in Southern
California is the largest of the three MSAs within the Los Angeles Combined
Statistical Area ("Los Angeles CSA"). The Los Angeles-Long Beach-Santa Ana MSA
is further divided into two metropolitan divisions -- Los Angeles-Long
Beach-Glendale and Santa-Ana-Anaheim-Irvine. The Santa Ana-Anaheim-Irvine
metropolitan division, which is the metropolitan division the mortgaged property operates within, consists solely of Orange County and encompasses 34 incorporated cities.

In 2006, the State of California had a population of 36,579,455 with an average household income of $74,936. Orange County had a population of 3,037,571 with an average household income of $89,328. The City of Orange had a population of
134,223 with an average household income of $85,438.

The City of Orange's 2006 reported population of 134,233 represents 0.69% annual growth from the 2000 population of 128,821. The population is projected to increase by a compound annual rate of 0.81% between 2006 and 2011.

The City of Orange's 2006 reported average household income of $85,438 per year is less than the Orange County's level of $89,328, but higher then the state level at $74,936. During the period from 2000 to 2006, household income grew at a pace of 2.39% per year. Average household income is projected to continue growing, but at a slower pace. Between 2006 and 2011, average household income is projected to grow at 1.84% annually.

In 2006, within a 3, 5, and 7-mile radius of the mortgaged property the population was 290,222, 806,579 and 1,293,108 respectively. Within a 3, 5, and
7-mile radius the average household income was $57,640, $62,838 and $67,822 respectively, with total retail sales of $4,798,000, $12,157,000 and $22,976,000 respectively.

Orange County's retail market is stable with a positive outlook for the future, which is complimented by market occupancy remaining high and rental growth strong. Marcus & Millichap Real Estate Investment Brokerage Company ranks the local market seventh-best in the nation.

Orange County ranks highest in median household income among the Los Angeles
CSA's counties. Orange County's 2006 estimated median household income was
$67,300, 25% higher than the Top 100 median of $53,900. Over the past 10 years,
Orange County's 3.8% average annual growth in median household income was one-half of a percent higher then the Top 100 average annual increase of 3.3%.
Through 2011, Orange County's median household income is expected to grow an average of 3.2% per year, which is higher than the projected Top 100 average of
3.0%.

Orange County's employment growth since the mid 1990's generally exceeds that of the Top 100 Metros. From 1996 to 2006, total employment in Orange County expanded at an average rate of 2.5% per year, nearly double the 1.5% pace of the
Top 100. Between 2006 and 2011, Orange County's employment growth is projected to equal that of the Top 100, with a projected average annual growth rate of
1.5%.

(1)  Certain information was obtained from the Block at Orange appraisal, dated
     July 5, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underline the related appraisal.

                                    22 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                 BLOCK AT ORANGE

Orange County has historically maintained a lower unemployment rate than the average across the Top 100. During 2006, Orange County's unemployment averaged a low 3.4%, which is lower than the Top 100 unemployment rate of 4.5%. Orange
County unemployment rate is expected to decrease to 3.2% by 2011, roughly 118 basis points below the projection for the Top 100.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, a Delaware limited liability company and an affiliate of the related borrower.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
              LEASES       FEET     % OF GLA     BASE RENT     RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING      EXPIRING      EXPIRING       EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP       37,514       5.4%            NAP       NAP        37,514          5.4%              NAP         NAP
2007 & MTM        4       23,164       3.3%    $   297,858       1.9%       60,678          8.7%      $   297,858         1.9%
2008             29      146,378      21.0%      3,776,947      24.0%      207,056         29.6%      $ 4,074,805        25.9%
2009             15       48,155       6.9%      1,393,490       8.9%      255,211         36.5%      $ 5,468,294        34.7%
2010             14       32,208       4.6%      1,157,376       7.4%      287,419         41.1%      $ 6,625,670        42.1%
2011              7       18,029       2.6%        611,168       3.9%      305,448         43.7%      $ 7,236,839        46.0%
2012              5       54,671       7.8%        989,219       6.3%      360,119         51.5%      $ 8,226,057        52.2%
2013              5       33,009       4.7%        841,831       5.3%      393,128         56.3%      $ 9,067,888        57.6%
2014              5       79,234      11.3%      1,478,765       9.4%      472,362         67.6%      $10,546,653        67.0%
2015              8       34,527       4.9%        879,155       5.6%      506,889         72.6%      $11,425,808        72.6%
2016              6        8,154       1.2%        290,640       1.8%      515,043         73.7%      $11,716,448        74.4%
2017              1          817       0.1%         50,000       0.3%      515,860         73.8%      $11,766,449        74.7%
AFTER             5      182,800      26.2%      3,978,616      25.3%      698,660        100.0%      $15,745,065       100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:          104      698,660     100.0%    $15,745,065     100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                    23 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                 BLOCK AT ORANGE

            [OMITTED: MAP INDICATING THE LOCATION OF BLOCK AT ORANGE]

                                    24 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                 BLOCK AT ORANGE

    [OMITTED: OVERHEAD LINE DRAWING INDICATING THE LAYOUT OF BLOCK AT ORANGE]

                                    25 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                WESTIN PORTFOLIO

            [OMITTED: FOUR (4) PHOTOS OF WESTIN PORTFOLIO PROPERTIES]

                                    26 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                WESTIN PORTFOLIO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):    $105,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $105,000,000
LOAN NUMBER (% OF POOL BY IPB):   3 (8.7%)
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWERS:                        Transwest Tucson Property LLC,
                                  Transwest Hilton Head Property LLC
SPONSORS(2):                      Michael J. Hanson, Randy G. Dix
ORIGINATION DATE:                 12/05/07
INTEREST RATE:                    7.02100%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    01/01/18
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(23),Def(93),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  $100,000,000/$36,800,000
ADDITIONAL DEBT TYPE(1):          Pari Passu/Senior and Junior Mezzanine Debt
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -----------------
TAXES:                               $0        $0
INSURANCE:                           $0        $0
CAPEX:                               $0        $0
OTHER:                               $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            899
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        68.6%
OCCUPANCY DATE:                   09/30/07
HISTORICAL NOI:
   2005:                          $19,460,339
   2006:                          $21,086,689
TTM AS OF 10/31/07:               $21,777,451
UW REVENUES:                      $94,796,166
UW EXPENSES:                      $71,107,027
UW NOI:                           $23,689,139
UW NET CASH FLOW:                 $19,897,293
APPRAISED VALUE:                  $304,200,000
APPRAISAL DATE:                   10/26/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION(3)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $228,031
CUT-OFF DATE LTV:                 67.4%
MATURITY DATE LTV:                62.0%
UW IO DSCR:                       1.36x
UW DSCR:                          1.21x
--------------------------------------------------------------------------------

     THE WESTIN -- LA PALOMA RESORT & SPA HISTORICAL OPERATING STATISTICS(4)

            OCCUPANCY                            ADR                                   REVPAR
-----------------------------   -------------------------------------   ------------------------------------
 2005    2006    2007     UW      2005      2006      2007      UW        2005      2006      2007       UW
-------------------------------------------------------------------------------------------------------------

70.9%   74.5%   73.6%   73.6%   $161.24   $156.32   $171.48   $175.00   $114.37   $116.39   $126.25   $128.84

          THE WESTIN -- HILTON HEAD HISTORICAL OPERATING STATISTICS(4)

            OCCUPANCY                            ADR                                   REVPAR
-----------------------------   -------------------------------------   ------------------------------------
 2005    2006   2007      UW      2005      2006      2007      UW        2005      2006      2007       UW
-------------------------------------------------------------------------------------------------------------

65.3%   67.5%   63.5%   65.0%   $168.94   $171.68   $180.20   $187.00   $110.25   $115.82   $114.52   $121.55

(1)  The total mortgage loan amount of $241,800,000 is split into two pari passu notes, a $105,000,000 A-1 Note and a $100,000,000 A-2 Note. The A-1 Note
     will be included in the trust and the A-2 Note will not be included in the trust and is expected to be securitized at a future time. The additional
     $36,800,000 mezzanine debt consists of $26,800,000 first mezzanine debt and
     $10,000,000 junior mezzanine debt.

(2)  The sponsors are providing a completion guaranty of the renovations expected to be complete within 24 months at a minimum cost of $10,000,000.

(3)  Information with respect to the Westin Portfolio mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related A-2 Note, which is not included in the trust fund.

(4)  All historical and 2007 occupancy, ADR and RevPAR numbers presented above reflect trailing 12-month figures from the October STR report, dated
     November 21, 2007.

                                    27 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                WESTIN PORTFOLIO

THE LOAN. The Westin Portfolio mortgage loan is secured by a first lien mortgage in a fee simple interest in a 487-room, full service hotel located in Tucson,
Arizona and a 412-room, full service hotel located in Hilton Head, South
Carolina.

The total mortgage loan amount of $205,000,000 is split into two pari passu notes, a $105,000,000 A-1 Note and a $100,000,000 A-2 Note. The A-1 Note will be included in the trust and the A-2 Note will not be included in the trust and is expected to be securitized at a future time. The additional debt is also reflective of a $26,800,000 First Mezzanine Loan and a $10,000,000 Junior
Mezzanine Loan.

THE BORROWERS. The borrowers for the Westin Portfolio mortgage loan are
Transwest Tucson Property LLC (The Westin -- La Paloma Resort & Spa) and
Transwest Hilton Head Property LLC (The Westin -- Hilton Head), both structured as single purpose entities.

THE SPONSORS. The sponsors for the Westin Portfolio mortgage loan are Michael
J.Hanson and Randy G. Dix, who own 92% and 8%, respectively of NCH/Transwest
Partners, L.L.C. NCH/Transwest Partners, L.L.C. is an Arizona real estate investment firm with diverse real estate holdings including over 600 rooms in full-service hotels, approximately 5,000 multifamily units and approximately
500,000 square feet of commercial properties.

PARTIAL RELEASE. Provided that no event of default exists, after the defeasance lockout date individual Westin Portfolio mortgaged properties may be released from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to: (i) prepayment of an amount equal to 115% of the allocated loan amount of the individual property to be released and (ii) the debt service coverage ratio ("DSCR") of the loan for the individual properties
(excluding the individual properties released) must be equal to or greater than the greater of (a) the DSCR for the 12 full calendar months immediately preceding the closing date and (b) the DSCR for the properties (including the individual property to be released) for the trailing 12 full calendar months as of the date immediately preceding the release of the individual property.

THE PROPERTIES. The Westin Portfolio mortgaged properties consist of two full-service hotels with a combined total of approximately 899 rooms, 108,440 square feet of meeting space, 46 meeting rooms, 20,000 square feet of spa space,
12 restaurants, 10 tennis courts, 27 holes of golf, 9 swimming pools and 903 parking spaces. The Westin -- La Paloma Resort & Spa ("Westin La Paloma"), built in 1984, is a 487-room, full-service hotel and resort, with a 27 hole golf course designed by Jack Nicklaus, approximately 60,000 square feet of indoor meeting space, 21,000 square feet of outdoor meeting space, seven restaurants, including award winning Janos Chef, a 12,500 square feet Elizabeth Arden Spa, six swimming pools, ten tennis courts and a health club spread over approximately 174 acres.

The Westin -- Hilton Head ("Westin Hilton Head"), built in 1985, is a 412-room, full-service hotel and resort, with 28,200 square feet of meeting space, the first Westin Heavenly Spa in the US, which opened in April 2007, three restaurants, two outdoor swimming pools and one indoor swimming pool spread over approximately 17 acres. Both mortgaged properties are located in strong lodging markets; Westin La Paloma is located at the foothills of the Santa Catalina
Mountains in Tucson, Arizona and Westin Hilton Head is located on an oceanfront site within Port Royal Plantation in Hilton Head, SC. Westin Portfolio is
characterized as resort type hotels designed to accommodate major segments of the travel industry.

WESTIN LA PALOMA:

The mortgaged property is a 487-room Westin Resort Hotel located at the foothills of the Santa Catalina Mountains, approximately 10 miles north of the
Downtown Tucson, AZ area. The mortgaged property fronts East Sunrise Drive and
Via Paloma Road. The site, which measures approximately 174 acres, was built in
1984 and is improved with 27, two- and three-story exterior corridor hotel buildings. Access to the mortgaged property is gained via East Sunrise Drive, which is the primary east/west arterial road in the subject neighborhood.
Regional access to the mortgaged property is provided by Route 77 and Interstate
10, which stretches eastbound from southern CA to Downtown Phoenix. Tucson
International Airport is located 17 miles south of the mortgaged property. The neighborhood surrounding the mortgaged property is mostly improved with retail and commercial developments along the main throughways and residential along the side streets. The boundaries of the neighborhood are formed by Ina Road and the
National Forest boundary to the north, Salina Canyon Road and the National
Forest Boundary to the east, River Road to the south and Oracle Road to the west.

WESTIN HILTON HEAD:

The mortgaged property is a 412-room Westin Resort hotel in Beaufort County,
Hilton Head, South Carolina. The mortgaged property is easily accessible from
Grasslawn Avenue and has visibility along the Atlantic Ocean. Access to the mortgaged property is rated good and is similar to other lodging establishments in the immediate area. There is good access to and from the neighborhood due to the proximity to US 278, located approximately one mile from the mortgaged property that also provides access to Interstate 95. The mortgaged property is located in the Port Royal Plantation. Overall, the development of the immediate area is considered to be conducive to the operation of a transient lodging facility.

                                    28 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                WESTIN PORTFOLIO

THE MARKETS(1, 2). The mortgaged properties are both located in strong lodging markets; Westin La Paloma is located at the foothills of the Santa Catalina
Mountains in Tucson, Arizona and Westin Hilton Head is located on an oceanfront site within Port Royal Plantation in Hilton Head, SC. Westin Portfolio is
characterized as resort type hotels designed to accommodate major segments of the travel industry. Westin La Paloma market segmentation is 66% groups and 34%
transient. Westin Hilton Head market segmentation is 55% groups and 45%
transient.

WESTIN LA PALOMA:

The mortgaged property competes mainly with other resort/golf hotels in the
Tucson market. The Tucson/Pima County market contains a total of approximately
15,000 rooms, with the mortgaged property and direct competitors accounting for approximately 2,055 of those rooms. The mortgaged property's main competitive set includes Hilton El Conquistador Tucson, Loews Ventana Canyon Resort, Omni
Tucson National Resort & Spa, and JW Marriott Starr Pass Resort & Spa.

The hotel's competitive set consists of five hotels with 2,055 guest rooms, including the mortgaged property. The competitive set achieved occupancy of
67.1%, ADR of $166.06, and RevPAR of $111.47 for the October 2007 TTM. The
mortgaged property achieved occupancy of 73.6%, ADR of $171.48, and RevPAR of
$126.25 for the TTM October 2007, resulting in penetration indices of 109.7%,
103.3%, and 113.3%, respectively.

WESTIN HILTON HEAD:

The mortgaged property is located in Hilton Head, Beaufort County, South
Carolina. This lodging market includes a wide array of hotels ranging from limited to full-service hotels to large resort hotels. The Hilton Head/Beaufort
County market contains a total of approximately 5,600 rooms, ranging from older, functionally obsolete properties to resort destinations. Of the approximate
5,600 rooms in the local market, the mortgaged property and its competitors account for approximately 1,175 rooms and are located with direct access to the
Atlantic Ocean. The property's main competitive set includes Hilton Head
Marriott Resort & Spa, Crowne Plaza Hilton Head Island Resort, and Hilton
Oceanfront Resort all located in Hilton Head.

The hotel's competitive set consists of four hotels with 1,175 rooms, including the mortgaged property. The competitive set achieved occupancy of 59.3%, ADR of
$173.61, and RevPar of $103.03 for the October 2007 TTM. The mortgaged property achieved occupancy of 63.5%, ADR of $180.20, and RevPar of $114.52, resulting in penetration indices of 107.1%, 103.8%, and 111.1%, respectively.

PROPERTY MANAGEMENT. The mortgaged properties have been managed by Starwood
Hotels since 1988 on a long term management contract that extends beyond the term of the loan through 2028 for Westin La Paloma and 2019 for Westin Hilton
Head. Starwood Hotels is one of the world's largest hotel and leisure companies that conducts business both directly and through subsidiaries. Starwood Hotel's brand names include Westin Hotels & Resorts, W Hotels, The Luxury Collection, Le
Meridien, Sheraton Hotels & Resorts, Four Points by Sheraton and St. Regis
Hotels & Resorts. As of December 31, 2006, Starwood's hotel portfolio included
871 hotels with approximately 266,000 rooms in approximately 100 countries.

(1)  Certain information was obtained from the Westin La Paloma and Westin
     Hilton Head property appraisals, dated October 26, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

(2)  All historical occupancy, ADR and RevPAR numbers presented for 2007 above reflect trailing 12-month figures from the October STR report, dated
     November 21, 2007.

                                    29 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                WESTIN PORTFOLIO

                [OMITTED: MAP AND A KEY INDICATING THE LOCATIONS
                         OF WESTIN PORTFOLIO PROPERTIES]

                                    30 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    31 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                  GURNEE MILLS

                   [OMITTED: FOUR (4) PHOTOS OF GURNEE MILLS]

                                    32 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                  GURNEE MILLS

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $75,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $75,000,000
LOAN NUMBER (% OF POOL BY IPB):   4 (6.2%)
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Mall at Gurnee Mills, LLC
SPONSORS(1):                      Simon Property Group, Inc.,
                                  Farallon Capital Management L.L.C.
ORIGINATION DATE:                 06/20/07
INTEREST RATE:                    5.76700%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    07/01/17
AMORTIZATION TYPE:                Interest-Only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(81),O(10)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  $246,000,000
ADDITIONAL DEBT TYPE(2):          Pari Passu, Permitted Mezzanine Debt
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -----------------
TAXES:                               $0        $0
INSURANCE:                           $0        $0
CAPEX:                               $0        $0
OTHER:                               $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE(3):                1,558,930
LOCATION:                         Gurnee, IL
YEAR BUILT/RENOVATED:             1991
OCCUPANCY(4):                     97.5%
OCCUPANCY DATE:                   06/01/07
NUMBER OF TENANTS:                222
HISTORICAL NOI:
   2005:                          $22,039,555
   2006:                          $22,870,161
AVERAGE IN-LINE BASE SALES/SF:    $322
UW REVENUES:                      $36,606,111
UW EXPENSES:                      $12,286,945
UW NOI(5):                        $24,319,166
UW NET CASH FLOW:                 $22,720,036
APPRAISED VALUE:                  $406,500,000
APPRAISAL DATE:                   05/10/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(6)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $206
CUT-OFF DATE LTV:                 79.0%
MATURITY DATE LTV:                79.0%
UW DSCR(5):                       1.21x
--------------------------------------------------------------------------------

(1)  The Mills Limited Partnership has provided for a payment guaranty equal to the lesser of (i) $40,000,000 and (ii) $321,000,000 minus the trailing four quarters NOI divided by 1.36 divided by 0.05767, which may be reduced on a quarterly basis during the term of the Gurnee Mills mortgage loan beginning on December 31, 2007 under the terms and conditions set forth in the related mortgage loan documents. The Mills Limited Partnership payment guaranty terminates upon the earlier of (i) payment in full of the Gurnee
     Mills mortgage loan, (ii) defeasance pursuant to the terms of the related loan agreement or (iii) the adjusted guaranty amount is $0. There can be no assurance the guarantors will have the creditworthiness or the financial ability to make any payments under the foregoing guaranties.

(2)  The $321,000,000 Gurnee Mills mortgage loan has been split into two pari passu A-Notes. The $246,000,000 A-1 Note was securitized in the JPMCC
     2007-CIBC20 transaction and the A-2 Note is included in the trust. The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 85.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.05x.

(3)  Total square footage for the Gurnee Mills totals approximately 1,809,736 square feet, of which approximately 1,558,930 square feet serves as collateral for the mortgage loan.

(4)  The average occupancy for the Gurnee Mills mortgaged property was 96.4%,
     97.1% and 96.4% for the years of 2004, 2005 and 2006, respectively.

(5)  The difference in the UW NOI and historical NOI is largely due to the inclusion of (i) scheduled rent increases through June 2008 in the approximate amount of $259,000 and (ii) 35 newly executed leases through
     2006 and 23 newly executed leases through 2007 with rent in the approximate aggregate amount of $899,000.

(6)  Information with respect to the Gurnee Mills mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related A-1 Note, which is not included in the trust fund.

                                    33 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                  GURNEE MILLS

                               SIGNIFICANT TENANTS

                                 RATINGS(1)             % OF OWNED  ANNUAL BASE    BASE                   LEASE EXPIRATION
 TENANT NAME                    MOODY'S/S&P   TOTAL SF      SF         RENT      RENT PSF   SALES PSF(2)        YEAR
--------------------------------------------------------------------------------------------------------------------------

ANCHORS
SEARS                             Ba1/BB+      201,439     12.9%    $ 1,007,195   $ 5.00       $147             2014
BASS PRO SHOPS OUTDOOR WORLD                   137,201      8.8         399,996   $ 2.92       $279             2012
KOHL'S                           Baa1/BBB+     111,675      7.2         577,360   $ 5.17       $242             2024
J.C. PENNEY                      Baa3/BBB-     105,248      6.8         620,963   $ 5.90       $129             2009
                                             --------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                     555,563     35.7%    $ 2,605,514   $ 4.69
TOP 10 TENANTS
MARCUS CINEMA(3)                                88,707      NAP             NAP      NAP   Anchor Owned         2099
BURLINGTON COAT FACTORY(3)          B3/B        82,320      NAP             NAP      NAP   Anchor Owned         2099
VALUE CITY(3)                                   79,779      NAP             NAP      NAP   Anchor Owned         2099
BED, BATH & BEYOND                 NR/BBB       60,317      3.9%    $   416,000   $ 6.90       $126             2011
MARSHALLS                           A3/A        60,000      3.9         555,000   $ 9.25       $117             2012
NICKEL AND DIMES INC/RINKSIDE                   55,970      3.6         479,999   $ 8.58       $ 50             2016
THE SPORTS AUTHORITY, INC.          NR/B        46,892      3.0         530,217   $11.31       $145             2013
T.J. MAXX                           A3/A        40,000      2.6         310,000   $ 7.75       $191             2009
CIRCUIT CITY                                    39,970      2.6         621,470   $15.55       $643             2017
OFF 5TH SAKS FIFTH AVENUE
  OUTLET                           B3/B+        28,108      1.8         227,675   $ 8.10       $187             2014
                                             --------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                     582,063     21.3%    $ 3,140,361   $ 9.48
REMAINING INLINE SPACE                         633,717     40.4%    $15,497,897   $24.46
                                             --------------------------------------------
VACANT SQUARE FEET:                             38,393      2.5%            NAP
TOTAL OWNED GLA:                             1,558,930              $21,243,772
TOTAL CENTER GLA:                            1,809,736

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  The annual sales per square foot numbers represent year-end 2006 sales data.

(3)  The tenants identified above are not part of the underlying collateral securing the Gurnee Mills mortgage loan.

                                    34 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                  GURNEE MILLS

THE LOAN. The Gurnee Mills mortgage loan is secured by a first lien mortgage in a fee interest in a one-story, super-regional mall containing approximately
1,809,736 square feet, of which 1,558,930 square feet is part of the underlying collateral, located in Gurnee, Illinois.

THE BORROWER. The related borrower is Mall at Gurnee Mills, LLC, a Delaware limited liability company that is structured as a special purpose entity.

THE SPONSORS. The sponsors for the related mortgage loan are Simon Property
Group, Inc. ("Simon") and Farallon Capital Management L.L.C. ("Farallon"). Simon
(NYSE: "SPG"), an S&P 500 company, is one of the largest publicly traded retail real estate companies in the United States with a total market capitalization of approximately $20 billion. Simon, headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership, development and management of retail real estate. Simon operates from five platforms: regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately 380 properties in the United States containing an aggregate of 258 million square feet of gross leaseable area in
North America, Europe and Asia. Simon also has an interest in 50 European shopping centers in France, Italy and Poland; six Premium Outlet centers in
Japan; and one Premium Outlet Center in both South Korea and Mexico.

Farallon was founded in March of 1986 by Thomas F. Steyer. The firm manages equity capital for institutions and high net worth individuals. Farallon's institutional investors are primarily college endowments and foundations.
Farallon employs approximately 120 people at its headquarters in San Francisco,
California and is a registered investment advisor with the United States
Securities and Exchange Commission.

THE PROPERTY. The mortgaged property is a one-story, super-regional mall containing approximately 1,809,736 square feet, of which 1,558,930 square feet is part of the underlying collateral, situated on an approximately 243 acre parcel of land located in Gurnee, Illinois. The mortgaged property is located in the northeast quadrant of the Village of Gurnee, an outlying northern suburb of metropolitan Chicago. Gurnee Mills is bounded to the south by Grand Avenue
(Route 132), Hunt Club Road to the west, Stearns School Road to the north and
Interstate 94 to the east. The mortgaged property's location is viewed as convenient not only to shoppers within Chicago, but also to customers from
Milwaukee, Wisconsin. The City of Gurnee is approximately 50 miles between
Chicago, Illinois and Milwaukee, Wisconsin. Other notable local landmarks include Interstate 94 located two blocks to the east of the mortgaged property and Six Flags Great America Amusement Park located approximately one mile southeast of the mortgaged property.

Built in 1991, the mortgaged property is anchored by several nationally-recognized tenants, including Sears, Bass Pro Shops Outdoor World,
J.C. Penney, Kohl's, Marshalls, Bed Bath & Beyond, Burlington Coat Factory (not
part of underlying collateral), Off 5th Saks Fifth Avenue Outlet and Circuit
City. In addition, there are many other major and junior anchor tenants including H&M, Rainforest Cafe, T.J. Maxx, The Sports Authority, Inc.,
Abercrombie & Fitch, Nike Factory Store, The Gap Outlet Store and Banana
Republic Outlet Store. Although not part of the underlying collateral, another major attraction to Gurnee Mills is a movie theater located in the mall. The mortgaged property has 222 tenants and is 97.5% occupied. In-line tenants at
Gurnee Mills are paying an average rent of approximately $24.46 per square foot.
In 2006, over 23 million customers shopped at Gurnee Mills.

In addition, the Gurnee Mills mortgaged property is surrounded by freestanding stores including Chili's, Red Lobster, McDonald's and a Saturn dealership.
Another major draw to the immediate area near the mortgaged property is a Sam's
Club and Wal-Mart, which are located adjacent to the west of the mortgaged property. Further, the land uses in the immediate vicinity of Gurnee Mills represents a diverse mix consisting of commercial/retail businesses and a business park.

Gurnee Mills comparable inline shop sales including tenants that were in occupancy for two years were reported to be $130 million in 2005 and $133 million in 2006. On a per square foot basis, inline tenant sales were approximately $322 per square foot in 2006, which represented a 2.0% increase from 2005.

                                    35 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                  GURNEE MILLS

SIGNIFICANT TENANTS.

Sears, Roebuck and Co. (NASDAQ: "SHLD") ("Sears") is one of the leading home appliance retailers in North America and is a retail sales leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Sears owns several key proprietary brands including Kenmore, Craftsman and DieHard, and a broad apparel offering including such well-known labels as Lands' End,
Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands.
Sears also offers Martha Stewart Everyday products, which are available exclusively in the United States at Kmart and in Canada at Sears Canada. Sears
is owned by Sears Holdings Corporation, which is the publicly-traded parent of
Kmart and Sears. Sears Holding Corporation is the nation's fourth largest broadline retailer with over $50 billion in annual revenues and approximately
3,800 full-line and specialty retail stores in the United States and Canada.
Sears occupies approximately 201,439 square feet, or approximately 12.9% of the mortgaged property's net rentable area. Sears' lease is scheduled to expire in
April of 2014.

Bass Pro Shops Outdoor World ("Bass Pro Shops") is a privately-held sporting goods and outdoor goods store headquartered in Springfield, Missouri. For year-end 2006, Bass Pro Shops was estimated to generate $1.9 billion in sales in over 43 large retail stores in the United States and one in Vaughan, Ontario,
Canada. Bass Pro Shops also owns and operates subsidiaries such as Tracker
Boats, Big Cedar Lodge and RedHead. Bass Pro Shops is known for a large selection of hunting, fishing and other outdoor gear. The tenant occupies approximately 137,201 square feet, or approximately 8.8% of the mortgaged property's net rentable area and its lease is scheduled to expire in November of
2012.

Kohl's (NYSE: "KSS") operates family-oriented department stores in the United
States. Since the establishment of its first store in 1962, Kohl's now operates approximately 834 discount department stores in 46 states. Nearly a third of its stores are in the Midwest, where Kohl's continues to grow while rapidly expanding into other markets selling moderately priced name-brand and private-label apparel, shoes, accessories and housewares. Kohl's is publicly-traded on the New York Stock Exchange with a market capitalization of approximately $17.2 billion as of September 11, 2007. Kohl's occupies approximately 111,675 square feet, or approximately 7.2% of the mortgaged property's net rentable area. Kohl's lease is scheduled to expire in February of
2024.

THE MARKET(1). The mortgaged property is located in Gurnee, Illinois, which is approximately 50 miles north of downtown Chicago, Illinois and approximately 52 miles south of downtown Milwaukee, Wisconsin. As of the end of 2006, the population and number of households for the mortgaged property's primary trade area (20 miles) was approximately 1,199,766 and 421,846, respectively. Further, as of the end of 2006, the average household income for the primary trade area was approximately $96,916, which compares very favorably to the average household income numbers for the State of Illinois of $71,106. The mortgaged property is located in the Chicago metropolitan statistical area ("MSA"), which has one of the highest median incomes of any MSA in the country and is the third most populous metro area in the nation behind New York and Los Angeles. In 2006, the average household income in the Chicago MSA was $60,000, which was 11.3% and
23.0% higher than both that of the Top 100 MSA's and United States, respectively. Lastly, approximately 30.0% of the Chicago MSA's population has a
Bachelor degree or better, and 24.1% of its households have an annual income of
$100,000 or higher.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, a Delaware limited liability company and an affiliate of the related borrower.

(1)  Certain information was obtained from the Gurnee Mills appraisal, dated May
     10, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF    SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE %   CUMULATIVE  CUMULATIVE %
             LEASES       FEET    % OF GLA    BASE RENT     RENT    SQUARE FEET     OF GLA      BASE RENT   OF BASE RENT
YEAR        EXPIRING    EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------

VACANT        NAP         38,393     2.5%           NAP       NAP       38,393         2.5%            NAP       NAP
2007 & MTM     24         59,229     3.8    $ 1,013,032       4.7%      97,622         6.3%    $ 1,013,032       4.7%
2008           40        152,580     9.8      3,362,791      15.7      250,202        16.0%    $ 4,375,823      20.4%
2009           22        219,862    14.1      2,408,902      11.2      470,064        30.2%    $ 6,784,725      31.7%
2010           23         86,525     5.6      2,294,788      10.7      556,589        35.7%    $ 9,079,512      42.4%
2011           24        126,860     8.1      2,422,628      11.3      683,449        43.8%    $11,502,140      53.7%
2012           16        224,237    14.4      1,888,947       8.8      907,686        58.2%    $13,391,086      62.5%
2013           10         48,280     3.1      1,023,063       4.8      955,966        61.3%    $14,414,149      67.3%
2014           15        273,310    17.5      2,566,976      12.0    1,229,276        78.9%    $16,981,125      79.2%
2015           11         28,691     1.8        750,818       3.5    1,257,967        80.7%    $17,731,943      82.7%
2016           12         91,224     5.9      1,499,984       7.0    1,349,191        86.5%    $19,231,927      89.7%
2017            5         52,071     3.3        954,529       4.5    1,401,262        89.9%    $20,186,456      94.2%
AFTER          34        157,668    10.1      1,245,596       5.8    1,558,930       100.0%    $21,432,052     100.0%
------------------------------------------------------------------------------------------------------------------------
TOTAL:        236      1,558,930   100.0%   $21,432,052     100.0%
------------------------------------------------------------------------------------------------------------------------

                                    36 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                  GURNEE MILLS

             [OMITTED: MAP INDICATING THE LOCATION OF GURNEE MILLS]

                                    37 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                  GURNEE MILLS

     [OMITTED: OVERHEAD LINE DRAWING INDICATING THE LAYOUT OF GURNEE MILLS]

                                    38 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    39 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                             THE SHOPPES AT EL PASO

              [OMITTED: FOUR (4) PHOTOS OF THE SHOPPES AT EL PASO]

                                    40 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                             THE SHOPPES AT EL PASO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE:                $70,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $70,000,000
LOAN NUMBER (% OF POOL BY IPB):   5 (5.8%)
LOAN SELLER:                      Natixis Real Estate Capital Inc.
BORROWER:                         El Paso Outlet Center LLC
SPONSORS:                         Allan Davidov and Horizon Group
                                  Properties, Inc.
ORIGINATION DATE:                 11/28/07
INTEREST RATE:                    7.06000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    12/05/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT(1,2):             $9,500,000
ADDITIONAL DEBT TYPE(1,2):        Preferred Equity, Permitted Mezzanine Debt
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL    MONTHLY
                                  ---------------------
TAXES:                            $  133,040   $133,040
INSURANCE:                        $   95,271   $ 11,909
CAP EX:                           $        0   $  2,210
RENT LOSS RESERVE(4):             $1,522,486   $      0
CONSTRUCTION COMPLETION           $6,619,949   $      0
RESERVE(5):
ROLLOVER RESERVE(6):              $  600,000   $      0(6)
TENANT IMPROVEMENT RESERVE:       $7,298,626   $      0
CASH COLLATERAL RESERVE(7):       $9,572,139   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   378,838
LOCATION:                         El Paso, TX
YEAR BUILT/RENOVATED:             2007
OCCUPANCY(3):                     94.1%
OCCUPANCY DATE:                   10/30/07
NUMBER OF TENANTS:                88
UW REVENUES:                      $12,852,763
UW EXPENSES:                      $5,488,520
UW NOI:                           $7,364,243
UW NET CASH FLOW:                 $6,958,310
APPRAISED VALUE:                  $109,720,000
APPRAISAL DATE:                   10/26/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $185
CUT-OFF DATE LTV:                 63.8%
MATURITY DATE LTV:                55.7%
UW DSCR:                          1.24x

                               SIGNIFICANT TENANTS

               RATINGS(8)              % OF TOTAL     BASE                    LEASE EXPIRATION
TENANT NAME   MOODY'S/S&P   TOTAL SF       SF       RENT PSF   SALES PSF(9)         YEAR
----------------------------------------------------------------------------------------------

OLD NAVY        Ba1/BB+      16,872       4.5%      $219,336       NAP              2012
NIKE             A2/A+       15,969       4.2%      $223,566       NAP              2012
GAP             Ba1/BB+      14,868       3.9%      $193,284       NAP              2012
VANITY FAIR      A3/A-       14,268       3.8%      $214,020       NAP              2012
PUMA             NR/NR       10,604       2.8%      $212,080       NAP              2012

(1)  At origination, Dominion Capital Management made a $9,500,000 preferred equity investment in the borrower, with a second $3,000,000 preferred equity investment scheduled to be made no later than January 2008. The preferred equity investment must be repurchased anytime commencing on the
     6th month after origination through the 35th month after the origination.

(2)  Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio not exceeding 85% and (ii)
     the debt service coverage ratio being equal to or greater than 1.05x.

(3)  The mortgaged property is 89.2% physically occupied and 94.1% leased. All signed leases are scheduled to commence by February 2008.

(4)  The rent loss reserve will be disbursed to the borrower on a per tenant basis upon receipt by the lender of a lender approved estoppel.

(5)  Construction at the mortgaged property has been completed; however the borrower has not yet requested the remaining $6,619,949 of construction expenses. The reserve will be disbursed upon request by the borrower and receipt of evidence that the work has been completed by the lender.

(6)  At origination, the borrower deposited $600,000 into the rollover reserve.
     On each payment date commencing on the 13th payment date, the borrower will deposit the following amounts over each 12-month period: year 2: $400,000;
     year 3: $900,000; year 4:$1,100,000; year 5: $1,000,000; year 6:$600,000;
     year 7: $700,000; year 8: $800,000; year 9: $900,000; year 10: $1,000,000.
     The rollover reserve to be deposited in year 5 will not be required if (i)
     at least 80% of the tenants (by gross rent and square footage) have individually achieved minimum gross sales of $300 per square foot at the mortgaged property during year 4 and (ii) the mortgaged property is at least 90% occupied with aggregate average gross sales equal to or greater than $300 psf. The rollover reserve amounts may be reduced for years 6 through 10 by 50% if (i) at any time during years 1 through 5, no less than
     80% of the tenants (by gross rent and square footage) whose leases expire during the first five years of the term have renewed their leases (or been replaced with acceptable tenants) at rent levels equal to or greater than the rent sent forth in each such underwritten lease, with a lease term of not less than 5 additional years, (ii) the mortgaged property is at least
     90% occupied, and (iii) the mortgaged property has underwritten net operating income of not less than $7,200,000. If lender determines on June
     5, 2017 payment date that 80% of the tenants at the mortgaged property have leases that expire no earlier than 36 months after the stated maturity and the balance of the rollover reserve is not less than $2,000,000, then, so long as no event of default is continuing or occurs thereafter, no monthly deposits to the rollover reserve will be required for the remainder of the term. There is a $4,000,000 cap on the rollover reserve.

(7)  Cash collateral reserve to be disbursed to the borrower when lender receives clean estoppels for 85% of the tenants (by gross rent and square feet). No more than 5% of the provided estoppels may come from tenants that have not taken occupancy at the mortgaged property.

(8)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(9)  Since The Shoppes at El Paso opened for business in October 2007, there is no historical sales data available.

                                    41 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                             THE SHOPPES AT EL PASO

THE LOAN. The Shoppes at El Paso mortgage loan is secured by the first mortgage fee interest in a 378,838 square foot anchored retail center located in El Paso,
Texas.

THE BORROWER. The borrower is El Paso Outlet Center LLC, a Delaware limited liability company. El Paso Outlet Center LLC is 99.5% owned by El Paso Outlet
Center Holding, LLC, and 0.5% owned by El Paso Outlet Center Manager, Inc. El
Paso Outlet Center Holding, LLC is 50% owned by Horizon El Paso, LLC and 50%
owned by Grand Misuma, LLC. Horizon El Paso, LLC's managing member and 88% owner is Horizon Group Properties, LP. Horizon Group Properties, LP is 69% owned by
Horizon Group Properties, Inc.

THE SPONSORS. The loan sponsors are Allan Davidov and Horizon Group Properties,
Inc. ("Horizon"). Horizon is a publicly traded real estate development and management firm that specializes in retail outlet properties. In addition to The
Shoppes at El Paso, the company has developed and operated nine comparable outlet centers, and recently divested six of its assets. Currently, Horizon owns four factory outlet centers in four states.

Allan Davidov is the founder of Misuma Holdings and its affiliates. Mr. Davidov has been involved in the real estate industry for over 25 years. Mr. Davidov has experience in ground-up development, distressed property stabilization, and full service property management across all asset classes. Mr. Davidov's main focus has been to create unique retail experiences that attract Hispanic consumers and cross-border Mexican shoppers. His insight in this market was honed through eighteen years of development geared toward this particular demographic and considerable time spent in Mexico.

THE PROPERTY. The Shoppes at El Paso is a 378,838 square feet Class "A" anchored retail center in El Paso, Texas. The mortgaged property is located approximately
15 miles northwest of the El Paso Central Business District at the northwest corner of Interstate Highway 10 and Trans Mountain Drive / Loop 375. Situated
approximately 25 miles north of the US-Mexico border, the mortgaged property is within the 25-mile NAFTA limit and well positioned to capitalize on cross-border demand generated from the Ciudad Juarez metropolitan area. The El Paso-Juarez borderplex hosts more than 14 million pedestrian crossings and 12 million vehicular crossings annually.

The mortgaged property was constructed in 2007 and consists of seven single-story buildings situated to provide an open-air pedestrian shopping experience. The mortgaged property is anchored by Old Navy, Nike, Gap, Vanity
Fair and PUMA. Other notable tenants include Banana Republic, Coach, Brooks
Brothers, Guess, BCBG and Nine West. The mortgaged property is currently 89.2%
physically occupied and 94.1% leased.

SIGNIFICANT TENANTS.

Old Navy is a division of Gap, Inc. that was founded in 1969 by Donald and Doris
Fisher in San Francisco, California. Today, Gap is one of the world's largest specialty retailers with three of the most recognized and respected brands in the apparel industry -- Gap, Banana Republic and Old Navy. Gap, Inc. has more than 150,000 employees supporting more than 4,460 stores in in the United
States, United Kingdom, Canada, France, Japan and Germany. Old Navy occupies
16,872 square feet, or approximately 4.5% of the mortgaged property's net rentable area. Old Navy's lease expires in 2012 and has two 5-year options to renew.

Nike Inc. (NYSE: "NKE") engages in the design, development, and marketing of footwear, apparel, equipment, and accessory products worldwide for men, women and children. In addition, Nike operates Niketown shoe and sportswear stores,
Nike factory outlets and Nike Women shops. Nike sells its products throughout the US and in more than 160 other countries. As of May 31, 2007, it operated 254 retail stores in the United States and 232 retail stores internationally. The company was founded in 1964 and is headquartered in Beaverton, Oregon. Nike occupies 15,969 square feet, or approximately 4.2% of the mortgaged property's net rentable area. Nike's lease expires in 2012 and has three 5-year options to renew.

Gap Inc. (NYSE: "GPS") has built its brand on basic, casual styles for men, women, and children (T-shirts, jeans, and khakis). Over the years it has expanded through the urban chic chain Banana Republic and fast-growing budgeteer
Old Navy. Gap runs about 3,100 stores worldwide. Other chains include GapBody,
GapKids, and babyGap. Each chain also has its own online incarnation. All Gap clothing is private-label merchandise made specifically for the company. From the design board to store displays, Gap controls all aspects of its trademark casual look. Gap occupies 14,868 square feet, approximately 3.9% of the mortgaged property's net rentable area. Gap's lease expires in 2012 and has two
5-year extension options.

Vanity Fair Corporation (NYSE:"VFC") ("VF Corporation") is the world's #1 jeans maker. VF Corporation's brands include Lee, Riders, Rustler, Seven for All
Mankind and Wrangler jeans. Other holdings include JanSport and Eastpak
(backpacks); Lee Sport (knitwear); The North Face and Eagle Creek (outdoor gear/apparel); Red Kap and Bulwark (industrial work clothes); Nautica and John
Varvatos (men's and women's apparel) and Vans (hip footwear). VF Corporation also makes NASCAR, MLB, NFL and NBA apparel under license. Trusts established by founder John Barbey control about 20% of its shares. Additionally, VF
Corporation bought surfwear manufacturer, Reef Holdings, in 2005. Vanity Fair occupies 14,268 square feet, approximately 3.8% of the mortgaged property's net rentable area. Vanity Fair's lease expires in 2012 and has one 5-year extension option.

PUMA is engaged in the development and marketing of a broad range of sport and lifestyle articles including footwear, apparel and accessories. PUMA was formed when German brothers Rudi and Adi Dassler feuded and split their family firm into Adidas and PUMA. While shoes are PUMA's heritage, apparel accounts for a growing portion of sales. It is expanding apparel styles to include men's travel business casual wear. PUMA occupies 10,604 square feet, approximately 2.8% of the mortgaged property's net rentable area. PUMA's lease expires in 2012 and has one 5-year extension option.

                                    42 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                             THE SHOPPES AT EL PASO

                              RATINGS(1)                               ANNUAL BASE      BASE                    LEASE EXPIRATION
TENANT NAME                  MOODY'S/ S&P   TOTAL SF   % OF OWNED SF      RENT        RENT PSF   SALES PSF(2)        YEAR
--------------------------------------------------------------------------------------------------------------------------------

ANCHORS
OLD NAVY                        Ba1/BB+       16,872         4.5%       $  219,336       $13          NAP             2012
NIKE                             A2/A+        15,969         4.2           223,566       $14          NAP             2012
GAP                             Ba1/BB+       14,868         3.9           193,284       $13          NAP             2012
VANITY FAIR                      A3/A-        14,268         3.8           214,020       $15          NAP             2012
PUMA                                          10,604         2.8           212,080       $20          NAP             2012
                                            --------------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                    72,581        19.2%       $1,062,286       $15
TOP 10 TENANTS
BANANA REPUBLIC                 Ba1/BB+        9,565         2.5%       $  124,345       $13          NAP             2012
TOMMY HILFIGER                                 8,759         2.3           157,662       $18          NAP             2012
BROOKS BROTHERS                                8,516         2.2           238,448       $28          NAP             2012
CHILDREN'S PLACE                               8,399         2.2           155,382       $19          NAP             2013
DRESS BARN                                     7,993         2.1           151,867       $19          NAP             2017
ADIDAS                                         7,981         2.1           159,620       $20          NAP             2018
NEW BALANCE                                    7,101         1.9           156,222       $22          NAP             2012
ANN TAYLOR                      NR/BB-         6,898         1.8            89,674       $13          NAP             2018
DISNEY STORE(3)                                6,618         1.7           122,433       $19          NAP             2013
LIZ CLAIBORNE                  Baa3/BBB        6,547         1.7            98,205       $15          NAP             2013
                                            --------------------------------------------------
SUBTOTAL/WEIGHTED AVERAGE:                    78,377        20.7%       $1,453,858       $19
REMAINING INLINE(4,5)                        205,679        54.3%       $4,731,548       $23
VACANT SQUARE FEET:                           22,201         5.9%           NAP
                                            --------------------------------------------------
TOTAL CENTER GLA:                            378,838       100.0%       $7,247,692
--------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Since The Shoppes at El Paso opened for business in October 2007, there is no historical sales data available.

(3)  The Disney Store lease is scheduled to commence on 12/01/2007.

(4)  Remaining inline space figures include 11,989 square feet of signed leases representing 5 tenants that have not taken occupancy. All 5 leases are scheduled to commence by February 2008. As of 10/30/2007, the mortgaged property had a physical occupancy of 89.2% and was 94.1% leased.

(5)  The annual base rent for remaining inline space includes the minimum percentage rent for the following tenants: Jones NY ($81,200), Kasper
     ($67,725), Nine West ($62,700), Anne Klein ($62,650), and Easy Spirit
     ($58,250).

                                    43 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                             THE SHOPPES AT EL PASO

THE MARKET(1). The Shoppes at El Paso is located at the northwest corner of
Interstate Highway 10 and Trans Mountain Drive / Loop 375 in the northwest portion of El Paso, Texas. The estimated population within a 50 mile radius of the mortgaged property (the "Primary Trade Area") was 918,613 in 2006. The
Primary Trade Area population has grown 7.7% since 2000 and is projected to increase an additional 6.4% by 2011. The Ciudad Juarez population was reported at 1,368,175 in 2006. The Ciudad Juarez population has grown by 14% since 2000, and is projected to increase an additional 29.5% by 2011.

The appraiser surveyed a total of eight national outlet centers located in the surrounding region. Five of the identified competing properties are located in
Texas, while the remaining three are located in Colorado, Arizona, and
California. The 8 competing properties identified by the appraiser were built from 1990 to 2006 and have an average occupancy of 97%. Rental rates at the competing properties range from $6 - $60 per square foot on a triple net basis.
The rent comparable data indicates a range of market rents ranging from $6 per square foot to $18 per square foot for anchor tenants, $10 per square foot to
$30 per square foot for large inline tenants, $14 per square foot to $40 per square foot for inline tenants and $60 per square foot for food court tenants.

The mortgaged property is currently 94.1% leased and 89.2% physically occupied with tenants that mainly have triple net leases. The mortgaged property has five anchor tenants that have premises which range from 10,604 square feet to 16,872 square feet and rental rates ranging from $13.00 per square foot to $20.00 per square foot. Large inline tenants at the mortgaged property have rental rates that range from $13.00 per square foot to $23.00 per square foot. One large inline tenant is paying $28.00 per square foot on a gross lease, which, according to the appraiser, equates to approximately $19.75 per square foot on a triple net basis. The mortgaged property also consists of inline tenants, who have rental rates ranging from $14.00 per square foot to $45.00 per square foot and food court tenants with rental rates of $60.00 per square foot.

Aside from the potential phase II expansion and outparcel development of The
Shoppes at El Paso, there are no other new outlet centers under construction or planned within the surrounding region. The closest directly competitive center is located in Tempe, AZ, approximately 400 miles west of the mortgaged property.

PROPERTY MANAGEMENT. The mortgaged property is managed by Horizon Group
Partners, L.P., an affiliate of the borrower.

(1)  Certain information was obtained from The Shoppes at El Paso appraisal, dated October 26, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                          LEASE ROLLOVER SCHEDULE(1,2)

             NUMBER OF    SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               LEASES      FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET     OF GLA         BASE RENT   OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        22,201      5.9%           NAP       NAP        22,201          5.9%              NAP         NAP
2007 & MTM        0             0      0.0     $        0       0.0%       22,201          5.9%       $        0         0.0%
2008              0             0      0.0              0       0.0        22,201          5.9%       $        0         0.0%
2009              0             0      0.0              0       0.0        22,201          5.9%       $        0         0.0%
2010              0             0      0.0              0       0.0        22,201          5.9%       $        0         0.0%
2011              0             0      0.0              0       0.0        22,201          5.9%       $        0         0.0%
2012             39       187,363     49.5      3,576,195      49.3       209,564         55.4%       $3,576,195        49.3%
2013             21        75,941     20.0      1,738,348      24.0       285,505         75.4%       $5,314,543        73.3%
2014              1         3,485      0.9         67,958       0.9       288,990         76.3%       $5,382,501        74.3%
2015              0             0      0.0              0       0.0       288,990         76.3%       $5,382,501        74.3%
2016              0             0      0.0              0       0.0       288,990         76.3%       $5,382,501        74.3%
2017             12        38,293     10.1        850,021      11.7       327,283         86.4%       $6,232,522        86.0%
AFTER            15        51,555     13.6      1,015,170      14.0       378,838        100.0%       $7,247,692       100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:           88       378,838    100.0%    $7,247,692     100.0%
-------------------------------------------------------------------------------------------------------------------------------

(1)  Minimum percentage rent was included in base rent expiring figures for the following tenants: Jones NY ($81,200), Kasper ($67,725), Nine West
     ($62,700), Anne Klein ($62,650) and Easy Spirit ($58,250).

(2)  The following signed leases were included in the square feet expiring and base rent expiring figures: Limited Too (4,002 SF), Disney Store (6,618
     SF), Fossil (2,961 SF), Perfume 4-U (1,504 SF), DC Shoes (2,621 SF) and
     Rice Garden (901 SF). The signed leases are all scheduled to commence by
     February 2008.

                                    44 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                             THE SHOPPES AT EL PASO

        [OMITTED: MAP INDICATING THE LOCATION OF THE SHOPPES AT EL PASO]

                                    45 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                             THE SHOPPES AT EL PASO

[OMITTED: OVERHEAD LINE DRAWING INDICATING THE LAYOUT OF THE SHOPPES AT EL PASO]

                                    46 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    47 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                STAMFORD MARRIOTT

                 [OMITTED: FIVE (5) PHOTOS OF STAMFORD MARRIOTT]

                                    48 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                STAMFORD MARRIOTT

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $67,500,000
CUT-OFF DATE PRINCIPAL BALANCE:   $67,500,000
LOAN NUMBER (% OF POOL BY IPB):   6 (5.6%)
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWERS:                        H D Realty Associates, LLC,
                                  H D Hotel, LLC
SPONSOR:                          Heyman Properties
ORIGINATION DATE:                 08/20/07
INTEREST RATE:                    5.79850%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    09/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24), Def(89), O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Permitted Mezzanine Debt
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  ------------------
TAXES:                            $321,328   $80,332
INSURANCE:                        $      0   $     0
ENGINEERING:                      $ 33,438   $     0
OTHER:                            $      0   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            506
LOCATION:                         Stamford, CT
YEAR BUILT/RENOVATED:             1975/2006
OCCUPANCY:                        64.1%
OCCUPANCY DATE:                   09/30/07
HISTORICAL NOI:
   2005:                          $4,823,441
   2006:                          $5,625,124
TTM AS OF 08/31/07:               $5,559,009
UW REVENUES:                      $29,206,524
UW EXPENSES:                      $22,340,492
UW NOI:                           $6,866,032
UW NET CASH FLOW:                 $5,697,772
APPRAISED VALUE:                  $87,600,000
APPRAISAL DATE:                   05/14/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $133,399
CUT-OFF DATE LTV:                 77.1%
MATURITY DATE LTV:                69.4%
UW IO DSCR:                       1.44x
UW DSCR:                          1.20x
--------------------------------------------------------------------------------

                   PROPERTY HISTORICAL OPERATING STATISTICS(2)

        OCCUPANCY                            ADR                                   REVPAR
-------------------------   -------------------------------------   ------------------------------------
2005   2006   2007    UW      2005      2006      2007       UW      2005      2006      2007       UW
--------------------------------------------------------------------------------------------------------

62.5%  65.8%  64.1%  67.0%  $148.29   $152.34   $161.28   $166.00   $92.69   $100.22   $103.41   $111.22

(1)  The permitted mezzanine debt is not subject to DSCR or LTV tests, but is only allowable for funding the restoration of the mortgaged property following a casualty where the lender has not forwarded the casualty proceeds.

(2)  All historical and 2007 occupancy, ADR and RevPAR numbers presented above reflect trailing 12-month figures from the September STR report, dated
     October 21, 2007.

                                    49 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                               STAMFORD MARRIOTT

THE LOAN. The Stamford Marriott mortgage loan is secured by a first lien mortgage in a fee interest in a 506-room, full-service hotel & spa located in
Stamford, Connecticut.

THE BORROWERS. The related borrowers for the Stamford Marriott mortgage loan are
H D Realty Associates, LLC and H D Hotel, LLC, each structured as a special purpose entity.

THE SPONSOR. The sponsor for the Stamford Marriott mortgage loan is Heyman
Properties. For three generations, Heyman Properties has been a developer of commercial real estate in the Northeast. Heyman Properties continues to offer desirable locations for retail shopping centers, hotels and office buildings.
Heyman Properties, with nearly three million square feet of commercial space in its portfolio, boasts strong relationships with a wide network of commercial tenants and is experiencing historical high occupancy rates averaging 95%.
Heyman Properties direct hotel ownership includes three full-service hotels totaling 941 rooms.

THE PROPERTY. The Stamford Marriott mortgaged property is a full-service hotel &
spa with 506 rooms situated on an approximately 3.57 acre parcel of land in
Stamford, Connecticut. The mortgaged property was built in 1975, completed in
1985, and recently renovated in 2006. The hotel is a 17-story, single building high-rise. The mortgaged property contains approximately 27,000 square feet of meeting space and features an adjacent four-story concrete parking garage containing approximately 368 parking spaces. Additional amenities at the hotel include the Agora Spa (added in 2005, the Agora Spa features six treatment rooms), two restaurants (Allie's American Grille and Northern Lights Bar &
Lounge), an indoor/outdoor swimming pool, fitness center, business center, a gift/convenience shop serving Starbucks Coffee, an on-site Budget Rent A Car and the Connecticut Limo office.

There are 280 guestrooms that contain one king-sized bed and 226 guestrooms containing two double-sized beds. The guestrooms at the mortgaged property are currently undergoing significant renovations with approximately 200 of the guestrooms already completed as of August 2007. The renovations include new case and soft goods, tiles and entryways, flat-panel TVs and renovated bathrooms. The renovations for the first 100 guestrooms were completed and placed back into service in February of 2007 and the second phase of 100 guestrooms was completed around August of 2007. The third, fourth and fifth phase of renovations at the guestrooms are scheduled to be completed in March 2008, July 2008 and December
2008, respectively. The related borrower is expected to spend approximately $7.9 million on renovating the 506 guestrooms.

The mortgaged property is located in Downtown Stamford, Fairfield County,
Connecticut, approximately 35 miles from midtown Manhattan. The hotel is located caddy-corner to Stamford Town Center, an approximately 860,000 square foot super-regional mall anchored by Saks Fifth Avenue and Macy's with hundreds of other mall tenants. A section of the Stamford Town Center has been demised to make way for approximately 175,000 square feet of individual retail spaces and approximately 40,000 square feet of high-end retail space. Additionally, to the west of the hotel is the approximately 648,000 square foot UBS North American headquarters with over one million square feet of office space and one of the largest trading floors in the world. Another positive development for the hotel is that the Royal Bank of Scotland and RBS Greenwich Capital have begun construction on a new $400 million facility to be constructed in the immediate vicinity of the mortgaged property. Along with UBS, the Stamford metropolitan area will be the home to two of the world's ten largest financial institutions.
Additionally, Fairfield County is the home to headquarters for nine of the
Fortune 500 companies including General Electric, International Paper, Xerox
Corporation, Praxair, MeadWesvaco, Terex, Pitney Bowes Inc., W.R. Berkley and
Emcor Group.

The mortgaged property is visible and accessible by Interstate Highway I-95.
I-95 connects the hotel's neighborhood with New England to the east and north and New York to the west. Additionally, the mortgaged property is situated on
Route 1 (Tresser Boulevard), which runs along the south shore of Connecticut parallel to I-95 and is the most developed and utilized road in Fairfield
County. Lastly, the mortgaged property is approximately 20 minutes from the
Westchester County Airport, with LaGuardia and JFK airports approximately one hour from the hotel.

THE MARKET(1, 2). The mortgaged property is located in Stamford, Fairfield
County, Connecticut. Hotel demand for the mortgaged property's neighborhood is primarily generated by a heavy concentration of surrounding office development and large employers such as UBS, Perdue Pharma, GE Capital, Price Waterhouse,
Accenture and Gartner Group. The demand generators for the Stamford Marriott are
65% commercial, 25% meeting and group and 10% leisure. Based on historical trends for the various demand segments, the state of the local and national economies and the increased commercial and group demand expected in 2008 and
2009 (given the addition of new office product and heavy office leasing in the area), the hotel is well-positioned to generate additional market penetration and market share.

According to a monthly market analysis report, within the hotel's competitive set (the Westin Stamford Hotel (462 guestrooms), Holiday Inn Select Stamford
(380 guestrooms), Hyatt Regency Greenwich (373 guestrooms) and Sheraton Hotel
Stamford (448 guestrooms)), the trailing 12-month occupancy, ADR and RevPAR figures as of September 2007 were 73.0%, $137.08 and $100.09, respectively. The
Stamford Marriott's performance numbers for occupancy, ADR and RevPAR compare very favorably to the competitive set's data. The historical occupancy figures for the hotel are 62.5% in 2005, 65.8% in 2006 and 64.1% in 2007. Additionally,
ADR for the mortgaged property has risen from $148.29 in 2005 to $152.34 in 2006 and $161.28 in 2007. Like ADR, RevPAR for the hotel has increased from $92.69 in
2005 to $100.22 in 2006 and $103.41 in 2007.

(1)  Certain information was obtained from the Stamford Marriott property appraisal, dated May 14, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

(2)  All historical and 2007 occupancy, ADR and RevPAR numbers presented above reflect trailing 12-month figures from the September STR report, dated
     October 21, 2007.

                                    50 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                STAMFORD MARRIOTT

Fairfield County is one of the nation's most affluent counties with some of the wealthiest towns and neighborhoods in the United States including New Canaan,
Greenwich, Wilton, Westport, Darien and Weston. Within a 5-mile radius of the hotel, 45.5% of the residents have a college degree and the average estimated household income is $125,797. Overall, downtown Stamford is going through a major revitalization with new office, residential and other commercial projects planned or underway.

PROPERTY MANAGEMENT. The mortgaged property is managed by M.J. Hotels of
Stamford, LLC, a limited liability company organized in Connecticut. Under the related property management agreement, the property manager will manage the hotel for one-year periods until either party terminates the agreement as set forth in the property management agreement. The property manager, an affiliate of Meyer Jabara Hotels ("MJH") has managed the hotel since 1994. Founded in
1978, MJH owns and operates hotels in 13 states. Its portfolio of hotels includes Marriott, Hilton, Sheraton, Hampton Inn and Holiday Inn brands as well as several independent hotels.

                                    51 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                STAMFORD MARRIOTT

           [OMITTED: MAP INDICATING THE LOCATION OF STAMFORD MARRIOTT]

                                    52 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    53 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            MOLASKY CORPORATE CENTER

             [OMITTED: FOUR (4) PHOTOS OF MOLASKY CORPORATE CENTER]

                                    54 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            MOLASKY CORPORATE CENTER

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):       $67,300,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $67,300,000
LOAN NUMBER (% OF POOL BY IPB):      7,8 (5.6%)
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Parkway Center LLC
SPONSOR:                             Irwin Molasky
ORIGINATION DATE:                    10/25/07
INTEREST RATE(2):                    Various
INTEREST-ONLY PERIOD(2):             Various
MATURITY DATE:                       08/09/17
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360 months
REMAINING AMORTIZATION:              360 months
CALL PROTECTION(2):                  L(55),Grtr1%or YM(57),O(4);
                                     L(55),2%(57),O(4)
CROSS-COLLATERALIZATION:             Yes
LOCK BOX:                            Cash Management Agreement
ADDITIONAL DEBT:                     $22,500,000 / $13,900,000
ADDITIONAL DEBT TYPE(1):             Pari Passu, Mezzanine Debt
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL    MONTHLY
                                     --------------------
TAXES:                               $   93,139   $46,570
INSURANCE:                           $   23,950   $ 4,790
CAPEX:                               $        0   $   236
TI/LC(3):                            $8,749,829   $ 3,485
OTHER(3):                            $  844,747   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- CBD
SQUARE FOOTAGE(4):                   155,290
LOCATION:                            Las Vegas, NV
YEAR BUILT/RENOVATED:                2007
OCCUPANCY(5):                        100.0%
OCCUPANCY DATE:                      10/01/07
NUMBER OF TENANTS:                   11
UW REVENUES:                         $7,507,854
UW EXPENSES:                         $1,555,916
UW NOI:                              $5,951,938
UW NET CASH FLOW:                    $5,820,694
APPRAISED VALUE:                     $81,500,000
APPRAISAL DATE:                      10/05/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION(6)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $315
CUT-OFF DATE LTV:                    72.6%
MATURITY DATE LTV:                   67.7%
UW IO DSCR:                          1.62x
UW DSCR:                             1.42x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                                       RATINGS(7)                                BASE     LEASE EXPIRATION
TENANT NAME                           MOODY'S/S&P   TOTAL SF   % OF TOTAL SF   RENT PSF         YEAR
----------------------------------------------------------------------------------------------------------

SOUTHERN NEVADA WATER AUTHORITY                      52,480        33.8%        $ 36.30         2027
BROWNSTEIN HYATT FARBER SCHRECK, PC                  27,162        17.5%        $ 41.21         2017
SECRET SERVICE/GSA                      Aaa/AAA      16,469        10.6%        $ 48.71         2019
24 HOUR FITNESS                                      15,420         9.9%        $ 25.38         2022

(1)  The Molasky Corporate Center loan has a total financing of $89,800,000 and consists of three pari passu cross collateralized and cross defaulted loans. Both loan 2 and loan 3 in the combined amount of $67,300,000 are included in the trust and the $22,500,000 loan 1 is not included in the trust. In addition, there is a $13,900,000 mezzanine loan.

(2)  Please see the summary of loan terms on the next page for a complete description of the loan terms. The Molasky Corporate Center loan consists of three pari passu, cross collateralized and cross defaulted loans, one of which is not included in the trust.

(3)  The borrower has the option of replacing the escrows with a letter of credit subject to the terms of the Deed of Trust.

(4)  Total square footage for the Molasky Corporate Center totals 285,179 square feet, of which 155,290 square feet serves as collateral for the mortgage loans.

(5)  As of October 2007, the mortgaged property that collateralizes loan 2 and loan 3 was 100.0% leased and 63.1% occupied. The mortgaged property that collateralizes loan 1 is 100.0% occupied.

(6)  Information with respect to the Molasky Corporate Center loans, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, are calculated including the principal balance of, and debt service payments on, the related loan 1, which is not included in the trust fund. In connection with the loan-to-value the as is value for the loan 1 is $42,200,000 as of the appraisal dated October 5, 2007.

(7)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    55 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            MOLASKY CORPORATE CENTER

THE LOAN. The Molasky Corporate Center mortgage loans are secured by first lien mortgages in a fee interest of a 285,179 Class "A" office building, of which approximately 155,290 square feet serves as collateral for the mortgage loan, located in the Downtown submarket of Las Vegas, Nevada.

The total financing amount of $89,800,000 is split into three cross-collateralized and cross defaulted loans on the mortgaged property that was subdivided into three separate legal parcels. There are three pari passu loans, a $22,500,000 loan evidenced by loan 1, a $25,000,000 loan evidenced by loan 2 and a $42,300,000 loan evidenced by loan 3. Loan 1 is a floating rate loan that is not part of the trust balance and has not been securitized. Loan 1 and loan 2 are fixed rate loans that are included in the trust.

Loan 1 is collateralized by approximately 129,889 square feet of a five story portion (floors 7-11) which are 100.0% occupied by Southern Nevada Water
Authority ("SNWA") and is not part of the trust square footage. Loan 2 is collateralized by 52,480 square feet of a two-story portion (floors 12-14) of the mortgaged property, which are 100.0% occupied by SNWA. Loan 3 is collateralized by approximately 102,810 square feet, which represents floors
15-17 at the mortgaged property.

Through the Molasky intercreditor agreement, loan 2 and loan 3 have been componentized. Loan 2 is componentized into a $13,766,400 senior and $11,233,600 subordinate component. Loan 3 is componentized into a $30,257,400 senior and
$12,042,600 subordinate component. The tenant occupying the mortgaged property securing loan 1 has a purchase option for that mortgaged property. In the event that the tenant does not exercise this purchase option by August 9, 2012, the borrower is required to use commercially reasonable efforts to bifurcate the existing lease (which covers portions of the mortgaged property securing loan 2 and loan 3 as well). A new lease (with a newly formed borrower) would be entered into with respect to the mortgaged property securing loan 1 and such property would be excluded from the existing lease. Upon such a bifurcation, loan 1 would become uncrossed from loan 2 and loan 3, and all distributions and allocations with respect to loan 2 and loan 3 would be then made on a pro rata and pari passu basis, effectively ending the componentization of loan 2 and loan 3. For so long as (1) loan 1 remains crossed with loan 2 and loan 3 and (2) so long as loan 1 remains outstanding, in an event of default leading to monetary losses of principal balances, the subordinate components of loan 2 and loan 3 will suffer the first losses.

THE BORROWER. The borrowing entity is Parkway Center LLC, a special purpose entity controlled by Parkway Center Mezz, LLC (99%) and Parkway Center MM, Inc.
(1%). Parkway Center MM, Inc. is operated by Irwin A. Molasky, Rich Worthington, and Daniel Otter.

THE SPONSOR. The loan sponsor is Irwin Molasky who is the chairman of The
Molasky Group of Companies. The Molasky Group of Companies have developed thousands of homes, master-planned golf course communities, more than 10,000 apartment units, several million square feet of Class "A" office towers, regional and neighborhood shopping centers, a 688-bed hospital, medical facilities, industrial parks and luxury high-rise condominiums. In the state of
Nevada, the Molasky Group of Companies has developed the 250,000 square foot
Bank of America Plaza, the 80,000 square foot Bank of America West and the
1,300,000 square foot Boulevard Mall.

PURCHASE OPTIONS. The SNWA has various purchase options with respect to the
Molasky Corporate Center. The SNWA's option for loan 1 is currently exercisable.
According to the borrower, the SNWA has indicated its intent to purchase the loan 1 property, but the option has not yet been exercised. In order to facilitate the exercise of the purchase option, loan 1 is prepayable at any time, subject to spread maintenance for the first six months of the loan. The
SNWA also has a purchase option for all or part of loan 2 which is exercisable beginning in August 2012. The purchase option for the mortgaged property securing loan 3 is exercisable beginning in August 2017, but the borrower has the right to reject the option at such time. The SNWA has an additional purchase option for the mortgaged property securing loan 3 exercisable in August 2022 which the borrower cannot reject.

THE PROPERTY. The Molasky Corporate Center is a Class "A" 17-story urban office building, which is situated on an approximately 2.6-acre site and is comprised of approximately 262,565 square feet of office space and approximately 22,614 square feet of retail space in Las Vegas, Clark County, Nevada. Of the total square footage, 155,290 square feet of office and retail space serve as collateral for the mortgage loan included in this trust. Constructed in 2007, the mortgaged property is a "Leader in Energy and Environmental Design" ("LEED")
certified office building, the first to the Las Vegas office market. LEED certification was achieved through, among other things, under-the-floor air distribution, electricity creation through photovoltaic panels, recapturing of chiller water from the air conditioner for use in landscaping and using recycled blue jeans for insulation in the walls. Through innovative, state of the art strategies for site development, efficient water and energy systems, low maintenance materials, smart building controls and other cost-effective services and amenities, the Molasky Corporate Center will be able to provide one of the highest quality work environments in downtown Las Vegas. The mortgaged property is located close to Interstate Highway 215, Summerlin Parkway and US Highway 95,
all of which provide good access to IH-15, the McCarran International Airport and the Las Vegas "strip". The mortgaged property is highly visible to approximately 400,000 vehicles a day that pass by along Intersate 15 and U.S.
Highway 95.

The mortgaged properties' 17-stories contain 10 levels of office space (Floors
1-5, 12, 14, 15, 16 and 17), 6.5 levels of parking space which comprise of approximately 1,350 spaces (Ground Floor and Floors 1-5) and the remaining 0.5 level space on the ground floor is commercial retail. Currently the mortgaged properties are 100.0% leased and 63.1% occupied. The Molasky Corporate Center has a weighted average office space rent of approximately $31.97 per square foot and a weighted average retail space rent of approximately $28.09 per square foot. The Las Vegas market rents are approximately $39.00 per square foot for office space and $30.00 per square foot for retail space.

                                    56 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            MOLASKY CORPORATE CENTER

SIGNIFICANT TENANTS.

Southern Nevada Water Authority ("SNWA"), is an investment grade cooperative agency formed in 1991 to address Southern Nevada's unique water needs on a regional basis. SNWA is responsible for managing all water supplies available to
Southern Nevada through an approved water budget, managing regional water resource management and conservation programs, ensuring regional water quality as determined by state and federal standards, long-term water resource planning, building and operating regional facilities to provide a reliable drinking water delivery system to all member agencies. SNWA occupies approximately 52,480 square feet, or approximately 33.8% of the mortgaged property's net rentable area. SNWA lease expires in 2027.

Brownstein Hyatt Farber Schreck, PC ("Brownstein"), is a law firm which was founded in the 1960's. Brownstein employs more than 175 attorneys and policy consultants in seven locations across the United States, including Albuquerque,
Aspen, Denver, Orange County, Las Vegas, Santa Fe, and Washington, DC. The law
firm handles work in the following industries: telecommunications, technology, homebuilding, manufacturing, banking and finance, among others. Brownstein will occupy approximately 27,162 square feet or approximately 17.5% of the gross rentable area. Brownstein has an executed lease for a 10-year term and is expected to take occupancy in January 2008 once the build-out is completed.

Secret Service/GSA ("GSA"), is the United States federal law enforcement agency with headquarters in Washington, DC and more than 150 offices throughout the
United States and abroad. As an entity of the United States Government, the GSA is rated AAA. The GSA will occupy approximately 16,469 square feet or approximately 10.6% of net rentable area. GSA has an executed lease for a ten-year term and is expected to take occupancy in April 2009, once the build-out is completed.

24 Hour Fitness Worldwide, Inc. ("24 Hour Fitness"), is a privately owned and operated fitness center chain. 24 Hour Fitness has approximately 3 million members in 370 clubs located worldwide. 24 Hour Fitness 2005 sales were approximately $1.1 billion and their top competitors include Bally Total
Fitness, Gold's Gym and World Gym. 24 Hour Fitness occupies approximately 15,420 square feet or approximately 9.9% of the mortgaged property's net rentable area.
The lease expires in 2022.

THE MARKET(1). Molasky Corporate Center is a Class "A" urban office building located within the Downtown submarket of the Las Vegas office market. The Las
Vegas market consists of approximately 584 office buildings containing approximately 27,128,945 square feet of office space, has a 9.9% vacancy rate and is expected to have approximately 1,352,096 square feet of new construction as of the second quarter 2007.

The Downtown submarket consists of approximately 38 office buildings containing approximately 1,392,300 square feet of office space, has a 8.5% vacancy rate and has no new expected construction as of the first quarter 2007. As of 2007, the population within a 1, 3, and 5-mile radius of the mortgaged property was approximately 16,570, 190,281 and 533,282, respectively. The average household income within a 1, 3, and 5-mile radius of the mortgaged property was approximately $30,103, $42,144 and $46,564, respectively.

PROPERTY MANAGEMENT. The mortgaged property is managed by BMBRE, LLC d/b/a
Burnham Real Estate. Burnham Real Estate ("Burnham") is a privately-held company with over 100 years of experience in the real estate industry. Burnham is one of the regional leaders in the south west United States in each of its business units. Burnham has many notable clients including, Archon Financial, Cabot
Properties, Inc., Capstone Advisors, Inc., Pan Pacific Properties, Equity Office
Properties and Crescent Real Estate Equities, Inc.

(1)  Certain information was obtained from the Molasky Corporate Center appraisals dated October 5, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    57 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            MOLASKY CORPORATE CENTER

                              SUMMARY OF LOAN TERMS

                                          AMORTIZATION                                      MATURITY  ALLOCATED LOAN  INCLUDED IN
LOAN               INTEREST RATE (%)(1)       TYPE      IO-TERM (MONTHS)  TERM (MONTHS)(2)    DATE        AMOUNT        TRUST
---------------------------------------------------------------------------------------------------------------------------------

MOLASKY CORPORATE
   CENTER LOAN 1      LIBOR+0.752489     Interest-Only         24               24          11/09/09    $22,500,000        No
MOLASKY CORPORATE
   CENTER LOAN 2          5.9000           IO-Balloon          60              117          08/09/17     25,000,000       Yes
MOLASKY CORPORATE
   CENTER LOAN 3          6.2200           IO-Balloon          24              117          08/09/17     42,300,000       Yes
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
 AVERAGE:                                                                                               $89,800,000
---------------------------------------------------------------------------------------------------------------------------------

(1)  With respect to the loan 1, the initial interest rate is
     LIBOR+0.75248888888889%. Beginning in January 2008, the interest rate will be LIBOR+1.66155555555556%.

(2)  Loan 1 has two, 1-year extension options and one 9-month extension option.
     The final maturity date, if all extensions are exercised, is August 9,
     2012.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                               % OF      CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------

VACANT          NAP             0       0.0%          NAP       NAP             0          0.0%           NAP        NAP
2007 & MTM        1        10,693       6.9    $  417,027       7.0%       10,693          6.9%    $  417,027        7.0%
2008              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2009              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2010              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2011              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2012              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2013              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2014              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2015              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2016              0             0       0.0             0       0.0        10,693          6.9%    $  417,027        7.0%
2017              6        46,522      30.0     1,874,104      31.4        57,215         36.8%    $2,291,131       38.4%
AFTER             5        98,075      63.2     3,674,307      61.6       155,290        100.0%    $5,965,438      100.0%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:           12       155,290     100.0%   $5,965,438     100.0%
----------------------------------------------------------------------------------------------------------------------------

                                    58 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            MOLASKY CORPORATE CENTER

       [OMITTED: MAP INDICATING THE LOCATION OF MOLASKY CORPORATE CENTER]

                                    59 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                            MOLASKY CORPORATE CENTER

                   [OMITTED; STACKING PLAN DESCRIBING TENANT
                OCCUPANCY BY FLOOR IN MOLASKY CORPORATE CENTER]

                                    60 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    61 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          BRANDYWINE REGENCY WAREHOUSE

           [OMITTED: FOUR (4) PHOTOS OF BRANDYWINE REGENCY WAREHOUSE]

                                    62 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          BRANDYWINE REGENCY WAREHOUSE

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $39,900,533
LOAN NUMBER (% OF POOL BY IPB):   9 (3.3%)
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Cedarville, II, LLC
SPONSOR:(1)                       Abdelrahman Ayyad, 7900
                                  Cedarville Road, LLC,
                                  Trisun Brandywine, LLC,
                                  SB Brandywine, LLC
ORIGINATION DATE:                 08/28/07
INTEREST RATE:                    6.60650%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    09/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           357 months
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  ------------------
TAXES:                            $ 49,917   $24,958
INSURANCE:                        $ 22,352   $ 7,451
CAPEX:                            $      0   $ 5,204
IMMEDIATE REPAIRS:                $  5,813   $     0
OTHER(3):                         $182,250   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Industrial -- Warehouse/Distribution
SQUARE FOOTAGE:                   624,502
LOCATION:                         Brandywine, MD
YEAR BUILT/RENOVATED:             1991/2004
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   08/07/07
NUMBER OF TENANTS:                3
HISTORICAL NOI:
   2005:                          $2,910,914
   2006(2):                       $2,882,677
   TTM AS OF 06/30/07:            $2,956,961
UW REVENUES:                      $4,493,497
UW EXPENSES:                      $673,846
UW NOI:                           $3,819,651
UW NET CASH FLOW:                 $3,694,751
APPRAISED VALUE:                  $56,100,000
APPRAISAL DATE:                   06/20/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $64
CUT-OFF DATE LTV:                 71.1%
MATURITY DATE LTV:                61.5%
UW DSCR:                          1.20x
--------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                     RATINGS(4)
TENANT NAME         MOODY'S/S&P   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
--------------------------------------------------------------------------------------------------

REGENCY FURNITURE                  456,016       73.0%           $6.75              2027
GSA                   Aaa/AAA      141,486       22.7%           $6.88              2014
FED EX                Baa2/BBB      27,000        4.3%           $6.75              2010

(1)  7900 Cedarville Road, LLC, Trisun Brandywine, LLC, SB Brandywine, LLC have provided a payment guarantee for the full repayment of this $40,000,000 mortgage loan.

(2)  The difference in the UW NOI and historical NOI is largely due to the inclusion of (i) Regency annual rental increase of approximately $680,000 in August 2007 and (ii) a newly signed FedEx lease with an annual base rent of approximately $182,250.

(3)  At closing, the related borrower deposited the cash sum of $182,250 for the build-out of space occupied by FedEx ("FedEx Reserve Funds"). Until certain conditions are satisfied, including but not limited to the tenant being in physical occupancy, open for business and paying full and unabated rent, the FedEx Reserve Funds will be held as additional collateral for the mortgage loan. Beginning on 07/01/13 and continuing until the satisfaction of certain conditions, the related borrower is required deposit a monthly amount of $74,000 to create a reserve account in anticipation of GSA's lease expiration in January, 2014; such funds may be released when (i) GSA renews its lease or (ii) approved replacement tenants are in occupancy and paying full and unabated rent with a minimum DSCR of 1.20x.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    63 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          BRANDYWINE REGENCY WAREHOUSE

THE LOAN. The Brandywine Regency Warehouse mortgage loan is secured by a first lien mortgage in a fee interest in a 624,502 square foot bulk distribution warehouse facility located in Brandywine, Maryland.

THE BORROWER. The borrower is Cedarville, II, LLC, a Maryland limited liability company. The borrower is structured as a special purpose entity. The borrower owns Regency Furniture, which is the largest tenant at the mortgaged property.

THE SPONSOR. The mortgage loan is sponsored by Abdelrahman Ayyad who is an owner, operator and developer of commercial real estate. Mr. Ayyad currently owns and operates over $45.8 million in real estate located in the greater
Washington, DC area, including the largest tenant at the mortgaged property,
Regency Furniture, Inc.

THE PROPERTY. The mortgaged property is a multi-tenant, Class "B", industrial bulk distribution warehouse facility containing approximately 624,502 square feet located in Brandywine, Maryland. Built in 1991, the mortgaged property is situated on an approximately 56-acre parcel of land and was 100% occupied as of
August 7, 2007 by three tenants. The Brandywine Regency Warehouse contains a total of two buildings of which 5.1% are made up of office space. The mortgaged property is the largest facility in the Washington area with 30-foot ceiling heights, two grade level overhead doors, 180 dock high overhead doors, 227 car spaces and additional surface parking for the storage of up to 251 tractor trailers.

The Brandywine Regency Warehouse is located approximately 18 miles southwest of the Washington Central Business District. Primary access to the mortgaged property is through the Crain Highway (US Route 301). The mortgaged property is located 24 miles southeast of Ronald Reagan National Airport and 45 miles south of Baltimore/Washington International Airport.

SIGNIFICANT TENANTS.

Regency Furniture, Inc. is a privately held company with three locations in
Maryland and one in Virginia. Sales at the furniture store have been steadily increasing over the past three years, with 2004 sales of $29.5 million, 2005 sales of $30.1 million and 2006 sales of $30.7 million. Regency Furniture has occupied the Brandywine location since 2003 and contains approximately 456,016 square feet, or approximately 73.0% of mortgaged property's net rentable area.
The lease expires on August 1, 2027 with five 5-year renewal options.

US General Services Administration ("GSA") is a government agency that maintains a "AAA" S&P credit rating. The GSA acts as the government's landlord in obtaining office space for the federal workforce, supplies equipment, telecommunications, and information technology products to its customer agencies. GSA covers $500 billion in federal assets, including some 8,300 buildings, 170,000 vehicles and technology programs totaling more than $100 million. The tenant occupies approximately 141,486 square feet, or approximately
22.7% of the mortgaged property's net rentable area. The lease expires on
January 31, 2014.

FedEx Ground Package System, Inc. (NYSE: "FDX") ("FedEx") is a publicly traded company that maintains a Baa2/BBB credit rating according to Moody's and S&P, respectively. Incorporated in 1997, FedEx provides a portfolio of transportation, e-commerce and business services under the FedEx brand, through
FedEx Express, FedEx Ground, FedEx Freight and FedEx Kinko's. The FedEx Ground
Package System, Inc. is a provider of small-package ground delivery services.
The tenant occupies approximately 27,000 square feet, or approximately 4.3% of the mortgaged property's net rentable area. The lease expires on October 31,
2010, with two 1-year renewal options.

THE MARKET(1). The mortgaged property is located within the Washington
Metropolitan Statistical Area ("MSA") and Prince George's County, which is one of two counties making up the Suburban Maryland Industrial submarket. The
Washington MSA registered 1.8% annual population growth between 1980 and 2000 which is the second highest growth percentage of all the competitive MSAs, after
Atlanta, Georgia. Furthermore, the Washington MSA is projected to grow at an annual pace of 1.6% over the next five years, adding approximately 440,860 people. During 2006, the median household income in the Washington MSA was
$72,771. As of the first quarter of 2007, the Washington MSA industrial market contained 150.6 million square feet with an overall vacancy of 8.5%.

As of first quarter 2007, the overall Suburban Maryland bulk warehouse market consisted of approximately 49.9 million square feet of space. The Prince
George's County bulk warehouse market contained approximately 39.0 million square feet in 769 buildings, which represents approximately 78.0% of the total
Suburban Maryland bulk warehouse market. As of the first quarter, Prince
George's County experienced a direct vacancy rate of approximately 9.3%, as compared to neighboring Montgomery County's rate of 6.3%, for an overall average of 8.6%. Average asking rents for Prince George's County were approximately
$5.73 per square foot, while rates in Montgomery County averaged $10.16 per square foot, creating an average asking rental rate of $6.44 per square foot in the Suburban Maryland bulk warehouse market.

The Suburban Maryland markets experienced a decrease of over 170,000 square feet of sublet vacancy over the last quarter. Additionally, the submarket had approximately 3.7 million square feet under construction at the end of the first quarter 2007, with approximately 1.1 million square feet or 30% of that in
Prince George's County.

In 2007, the population within a 1, 3 and 5-mile radius of the mortgaged property was 1,286, 16,597 and 56,092, respectively. The neighborhood currently has an upper-middle income demographic profile with a median household income of
$71,722 within a 5-mile radius.

PROPERTY MANAGEMENT. The mortgaged property is currently self-managed by the borrower, Cedarville, II, LLC with Abdelrahman Ayyad as the on-site contact.

(1)  Certain information was obtained from the Brandywine Regency Warehouse property appraisal, dated June 20, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

                                    64 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          BRANDYWINE REGENCY WAREHOUSE

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                            % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES      FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP             0      0.0%        NAP         NAP              0          0.0%          NAP         NAP
2007 & MTM       0              0      0.0     $        0       0.0%            0          0.0%      $        0        0.0%
2008             0              0      0.0              0       0.0             0          0.0%      $        0        0.0%
2009             0              0      0.0              0       0.0             0          0.0%      $        0        0.0%
2010             1         27,000      4.3        182,250       4.3        27,000          4.3%      $  182,250        4.3%
2011             0              0      0.0              0       0.0        27,000          4.3%      $  182,250        4.3%
2012             0              0      0.0              0       0.0        27,000          4.3%      $  182,250        4.3%
2013             0              0      0.0              0       0.0        27,000          4.3%      $  182,250        4.3%
2014             1        141,486     22.7        973,468      23.0       168,486         27.0%      $1,155,718       27.3%
2015             0              0      0.0              0       0.0       168,486         27.0%      $1,155,718       27.3%
2016             0              0      0.0              0       0.0       168,486         27.0%      $1,155,718       27.3%
2017             0              0      0.0              0       0.0       168,486         27.0%      $1,155,718       27.3%
AFTER            1        456,016     73.0      3,078,108      72.7       624,502        100.0%      $4,233,826      100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL:           3        624,502    100.0%    $4,233,826     100.0%
------------------------------------------------------------------------------------------------------------------------------

                                    65 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                          BRANDYWINE REGENCY WAREHOUSE

       [OMITTED: MAP INDICATING LOCATION OF BRANDYWINE REGENCY WAREHOUSE]

                                    66 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    67 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                           INLAND -- BRADLEY PORTFOLIO

        [OMITTED: FOUR (4) PHOTOS OF INLAND-BRADLEY PORTFOLIO PROPERTIES]

                                     68 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                           INLAND -- BRADLEY PORTFOLIO

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $38,315,000
CUT-OFF DATE PRINCIPAL BALANCE:   $38,315,000
LOAN NUMBER (% OF POOL BY IPB):   10 (3.2%)
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         MB BP Portfolio II, L.L.C.
SPONSOR:                          Minto Builders (Florida), Inc.
ORIGINATION DATE:                 10/12/07
INTEREST RATE:                    6.34300%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    11/01/17
AMORTIZATION TYPE:                Interest-Only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),DeforGrtr1%orYM(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -----------------
TAXES:                               $0        $0
INSURANCE:                           $0        $0
CAPEX:                               $0        $0
OTHER:                               $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Industrial -- Various
SQUARE FOOTAGE:                   1,118,096
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   Various
NUMBER OF TENANTS:                4
HISTORICAL NOI:
   2005:                          $4,785,551
   2006:                          $4,974,364
UW REVENUES:                      $5,817,663
UW EXPENSES:                      $1,223,009
UW NOI:                           $4,594,653
UW NET CASH FLOW:                 $4,247,803
APPRAISED VALUE:                  $67,795,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $34
CUT-OFF DATE LTV:                 56.5%
MATURITY DATE LTV:                56.5%
UW DSCR:                          1.75x
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                                YEAR BUILT/                                                    ALLOCATED LOAN
PROPERTY NAME                  LOCATION       YEAR RENOVATED   SQUARE FEET   OCCUPANCY       TENANT NAME           BALANCE
-----------------------------------------------------------------------------------------------------------------------------

INLAND -- LIBERTYVILLE    Libertyville, IL      1965/2004         197,100      100.0%    USG Corp.               $14,807,000
INLAND -- COLOMA          Coloma, MI            1965/1987         423,230      100.0%    APL Logistics            10,017,000
INLAND -- KINSTON         Kinston, NC           1993/1996         400,000      100.0%    Dopaco Inc.               8,930,000
INLAND -- 294 TOLLWAY     Franklin Park, IL     1969/2002          97,766      100.0%    Alkco Manufacturing       4,561,000
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                         1,118,096      100.0%                            $38,315,000
-----------------------------------------------------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

                       RATINGS(1)              % OF TOTAL
TENANT NAME           MOODY'S/S&P   TOTAL SF       SF       BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------

APL LOGISTICS                        423,230      37.9%         $ 3.91               2013
DOPACO INC.                          400,000      35.8%         $ 3.13               2011
USG CORP.               Baa3/BB+     197,100      17.6%         $10.64               2013
ALKCO MANUFACTURING                   97,766       8.7%         $ 5.57               2009

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    69 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                           INLAND -- BRADLEY PORTFOLIO

THE LOAN. The Inland -- Bradley Portfolio mortgage loan is secured by a first lien, fee interest in four industrial flex and warehouse/distribution properties located across three states: Illinois, North Carolina and Michigan totaling approximately 1,118,096 square feet of net rentable area.

THE BORROWER. The borrower is MB BP Portfolio II, L.L.C., a Delaware limited liability company structured as a special purpose entity.

THE SPONSOR. The sponsor is Minto Builders (Florida), Inc. Inland Real Estate
Group of Companies is one of the nation's largest commercial real estate and finance groups. In 2005, Inland Real Estate Trust, Inc. (Inland American) became a partial owner of Minto Builders (Florida) pursuant to the terms of a stock purchase agreement. Inland Real Estate Trust, Inc. holds an 80% stake in Minto
Builders (Florida). Minto Builders (Florida) was established to acquire up the
$2.7 billion in real estate assets.

PARTIAL RELEASE. Provided that no event of default exists, after the defeasance lockout date individual Inland -- Bradley Portfolio properties may be released from the lien of the mortgage upon satisfaction of certain conditions including, but not limited to: (i) prepayment of an amount equal to 110% of the allocated loan amount of the individual property to be released and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the properties then subject to the mortgage must be equal to or greater than the greater of (a) 1.75x the DSCR as of the closing date and (b) the DSCR for the properties (including the individual property to be released) as of the date immediately preceding the release of the individual property.

THE PROPERTIES. The Inland -- Bradley portfolio consists of four industrial flex and warehouse/distribution properties containing approximately 1,118,096 square feet located in Illinois, North Carolina and Michigan. The mortgaged properties have an average occupancy of approximately 100% and a range of rental rates of
$3.13 to $10.64 per square foot.

INLAND -- LIBERTYVILLE

The Libertyville mortgaged property consists of a seven building Class "C"
industrial research and development complex totaling approximately 197,100 square feet in Libertyville, Lake County, Illinois. Built in 1965 and expanded between 1972 and 2004, the mortgaged property is situated on a 29.71 acre parcel of land and consists of: a 22,900 square foot single story administrative office, a 84,850 square foot four-story research laboratory, a 67,750 square foot pilot testing plant, a 3,900 square foot acoustics laboratory, a 2,700 square foot employee training center, a 9,800 square foot steel warehouse and a
5,200 square foot power plant. Bounded by Route 137 to the north, Route 176 to the south and Interstate 94 to the east, the mortgaged property is located approximately 32 miles northwest of the Chicago CBD and approximately 25 miles north of O'Hare International Airport. The mortgaged property is 100% occupied by USG Corporation, a company engaged in the manufacture and distribution of building materials through three operating systems: North American Gypsum,
Worldwide Ceilings and Building Products Distribution. USG Corporation pays approximately $10.64 per square foot and has a 20 year lease expiring on August
31, 2013.

INLAND -- COLOMA

The Coloma mortgaged property is an approximately 423,230 square foot Class "C"
industrial warehouse located in Coloma in Berrien County, Michigan. The mortgaged property was built in 1965, renovated in 1987, and is situated on an approximately 41.17 acre parcel of land with primary access provided by
Interstate Highways 196 and 94 and with close proximity to I-196. The mortgaged property is 100% occupied by APL Logistics, the logistics arm of Singapore-based marine transportation giant Neptune Orient Lines, and offers a wide range of supply chain management services including freight forwarding, warehousing and distribution, manufacturing support and merchandise consolidation. The company targets customers in the automotive, chemical, information technology and retail sectors. APL Logistics pays an average rental rate of $3.91 per square foot with its lease expiring on April 30, 2013.

INLAND -- KINSTON

The Kinston mortgaged property is an approximately 400,000 square foot Class "A"
manufacturing and distribution industrial facility located in Kinston in Lenoir
County, North Carolina. The mortgaged property was built in 1993, renovated in
1996, and is situated on an approximately 25 acre parcel of land with close proximity to Route 70, the primary thoroughfare in Kinston. The mortgaged property is 100% occupied by Dopaco Inc., a subsidiary of Cascades Inc. that manufactures folding cartons, beverage cups and lids, carriers, nested cartons and dispensers, clamshells, food trays and paper plates for the food service industry. Dopaco Inc. has occupied the space since 1996 and currently pays approximately $3.13 per square foot with its lease expiring on May 31, 2011.

INLAND -- 294 TOLLWAY

The 294 Tollway mortgaged property is an approximately 97,766 square foot Class
"B" industrial warehouse and manufacturing facility located in Franklin Park in
Cook County, Illinois. The mortgaged property was built in 1969 and renovated in
2002 and is situated on an approximately 4.977 acre parcel of land. Located in an established industrial district, the mortgaged property is bounded by Grand
Avenue to the south, Interstate 294 to the west and north and Wolf Road to the east with O'Hare International Airport located less than one mile north. The mortgaged property is 100% occupied by Alkco Manufacturing who pays an average rent of approximately $5.57 per square foot with its lease expiring on November
30, 2009. Alkco Manufacturing has been a tenant at the mortgaged property since
1984 and is a wholly-owned subsidiary of Jac Jacobsen Industries of Greenwich,
Connecticut, that manufactures and distributes lighting fixtures for residential, commercial and industrial applications.

                                    70 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                           INLAND -- BRADLEY PORTFOLIO

THE MARKET(1). The Inland -- Bradley Portfolio consists of four individual mortgaged properties located within three regional markets. The Inland -- 294
Tollway and Inland -- Libertyville are concentrated in the Chicago Industrial
Market and further part of the Near West Suburbs and Lake County submarkets, respectively. Due to the fact that there is no secondary data regarding the
Western Michigan industrial market, Grand Rapids market data serves as a proxy in which the Inland -- Coloma mortgaged property is considered part of the southeast submarket. The Inland -- Kinston mortgaged property is located within the Lenoir County industrial market in North Carolina. Each property and its respective submarket are summarized in the following table.

PROPERTY MANAGEMENT. The mortgaged properties are managed by Inland American
Industrial Management, LLC, a Delaware limited liability company that is a subsidiary of Inland American Real Estate Trust, Inc. ("Inland American").
Inland American is focused on the acquisition, development and management of a diversified portfolio including retail, office, multifamily, industrial/distribution properties and lodging facilities located throughout the
United States and Canada. As of September 30, 2007, Inland American's portfolio totaled 399 properties encompassing 31.5 million square feet of leaseable space, four undeveloped parcels of land totaling 55.3 acres and 48 lodging facilities representing 6,643 rooms.

                                MARKET SUMMARY(1)

                                                                                                                 2007 AVERAGE
                                                                                           2007 POPULATION     HOUSEHOLD INCOME
                                                 OCCUPANCY             RENT (PSF)         ----------------   -------------------
                                             -----------------   ----------------------   3-MILE    5-MILE    3-MILE     5-MILE
PROPERTY NAME              LOCATION          PROPERTY   MARKET   PROPERTY      MARKET     RADIUS    RADIUS    RADIUS     RADIUS
--------------------------------------------------------------------------------------------------------------------------------

INLAND -- LIBERTYVILLE   Libertyville, IL     100.0%     93.9%    $10.64    $3.50-$6.95   45,362   124,210   $110,781   $106,033
INLAND -- COLOMA         Coloma, MI           100.0%     80.2%    $ 3.91    $2.50-$4.95    6,402    17,725   $ 54,582   $ 52,011
INLAND -- KINSTON        Kinston, NC          100.0%      100%    $ 3.13    $1.50-$2.50    5,732    21,560   $ 57,588   $ 58,060
INLAND -- 294 TOLLWAY    Franklin Park, IL    100.0%     93.7%    $ 5.52    $3.00-$4.95   89,765   296,210   $ 66,689   $ 69,684

(1)  Certain information was obtained from the Inland -- Libertyville property appraisal, dated August 23, 2007, the Inland -- Coloma property appraisal, dated August 22, 2007, the Kinston property appraisal, dated August 26,
     2007 and the Inland -- 294 Tollway property appraisal, dated August 23,
     2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                            % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES       FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP              0      0.0%           NAP      NAP               0         0.0%             NAP        NAP
2007 & MTM       0               0      0.0     $        0      0.0%              0         0.0%      $        0        0.0%
2008             0               0      0.0              0      0.0               0         0.0%      $        0        0.0%
2009             1          97,766      8.7        545,000      9.8          97,766         8.7%      $  545,000        9.8%
2010             0               0      0.0              0      0.0          97,766         8.7%      $  545,000        9.8%
2011             1         400,000     35.8      1,252,008     22.6         497,766        44.5%      $1,797,008       32.4%
2012             0               0      0.0              0      0.0         497,766        44.5%      $1,797,008       32.4%
2013             2         620,330     55.5      3,750,746     67.6       1,118,096       100.0%      $5,547,754      100.0%
2014             0               0      0.0              0      0.0       1,118,096       100.0%      $5,547,754      100.0%
2015             0               0      0.0              0      0.0       1,118,096       100.0%      $5,547,754      100.0%
2016             0               0      0.0              0      0.0       1,118,096       100.0%      $5,547,754      100.0%
2017             0               0      0.0              0      0.0       1,118,096       100.0%      $5,547,754      100.0%
AFTER            0               0      0.0              0      0.0       1,118,096       100.0%      $5,547,754      100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:           4       1,118,096    100.0%    $5,547,754    100.0%
-------------------------------------------------------------------------------------------------------------------------------

                                    71 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                           INLAND -- BRADLEY PORTFOLIO

                [OMITTED: MAP AND KEY INDICATING THE LOCATIONS OF
                      INLAND-BRADLEY PORTFOLIO PROPERTIES]

                                    72 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                CENTENNIAL I & II

                 [OMITTED: FOUR (4) PHOTOS OF CENTENNIAL I & II]

                                    73 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                CENTENNIAL I & II

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $35,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $34,967,426
LOAN NUMBER (% OF POOL BY IPB):   11 (2.9%)
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Rubicon GSA II Centennial
                                  Tacoma, LLC
SPONSOR:                          Rubicon US REIT, Inc.
ORIGINATION DATE:                 10/11/07
INTEREST RATE:                    6.35000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    11/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           359 months
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Permitted Mezzanine Debt
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  ------------------
TAXES:                            $ 91,560   $45,780
INSURANCE:                        $ 17,013   $ 2,836
TI/LC(2):                         $274,049   $30,000
ENGINEERING:                      $879,104   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   239,475
LOCATION:                         Tacoma, Washington
YEAR BUILT/RENOVATED:             1986/1993
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   10/02/07
NUMBER OF TENANTS:                1
HISTORICAL NOI:
   2005:                          $3,327,681
   2006:                          $3,321,340
   TTM AS OF 08/31/07:            $3,096,312
UW REVENUES:                      $4,365,390
UW EXPENSES:                      $958,916
UW NOI:                           $3,406,473
UW NET CASH FLOW:                 $3,190,946
APPRAISED VALUE:                  $52,300,000
APPRAISAL DATE:                   09/20/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $146
CUT-OFF DATE LTV:                 66.9%
MATURITY DATE LTV:                57.3%
UW DSCR:                          1.22x
--------------------------------------------------------------------------------

(1)  The related borrower is permitted to secure mezzanine debt subject to certain conditions including, but not limited to: (i) the loan-to-value ratio must not exceed 80.0% and (ii) the debt service coverage ratio must be equal to or greater than 1.07x.

(2)  In lieu of making escrow deposits for tenant improvements and leasing obligations, the borrower may deliver a letter of credit in the face amount of $1,350,000.

                                    74 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                CENTENNIAL I & II

THE LOAN. The Centennial I & II mortgage loan is secured by a first lien mortgage in a fee interest comprised of two Class "A" suburban office buildings totaling approximately 239,475 square feet located in Tacoma, Washington.

THE BORROWER. The borrower is Rubicon GSA II Centennial Tacoma, LLC, a Delaware
limited liability company structured as a special purpose entity.

THE SPONSOR. The sponsor for the Centennial I & II mortgage loan is Rubicon US
REIT, Inc. ("Rubicon"), which controls the borrowing entity. Rubicon is 99.50%
owned by Rubicon America Trust ("RAT") with the remaining 0.50% owned by 100 persons owning 125 preferred non-voting shares. RAT is a Sydney, Australia, based company publicly traded on the Australian Securities Exchange. RAT's aim is to provide investors with attractive income returns and the potential for capital growth through exposure to a diversified portfolio of US commercial real estate assets and loans. The RAT portfolio is now compiled of 33 diversified properties (28 of which are GSA related) located throughout 19 states and
Washington, DC.

THE PROPERTY. Centennial I & II is a single tenant mortgage property comprised of two 3- and 4-story Class "A" suburban office buildings totaling approximately
239,475 square feet. The buildings were built in 1986 (Building I --
approximately 152,926 square feet) and 1993 (Building II -- approximately 86,549 square feet) and are situated on an approximately 12.018 acre parcel of land within Pierce County in Tacoma, Washington. The mortgaged property is located at the intersection of South 19th Street and State Street, approximately 1.5 miles southwest of downtown Tacoma and north of Interstate 5 and Highway 16. The mortgaged property is located approximately 34.3 miles SW of the Seattle Central
Business District and approximately 22.7 miles from Seattle International
Airport.

SIGNIFICANT TENANT. Centennial I & II is 100% leased and occupied by the
Washington State Department of Social and Health Services ("DSHS") with lease expiration in 2013. A lease amendment signed by the tenant in November of 2004 indicates a lease rate escalation for both Building I & II beginning in 2008 associated with the two five-year lease renewal options. Building I (comprising approximately 63.9% of the net rentable area) has a lease expiration of January of 2013 with a rate escalation from $12.70 per square foot to $17.64 per square foot beginning in February 2008. The lease expiration for Building II
(comprising approximately 36.1% of the net rentable area) is in May of 2013 with an escalation from $18.97 to $20.02 beginning in June of 2008. This results in an average rental rate of approximately $18.50 per square foot for both
Centennial I & II.

THE MARKET(1). Centennial I & II is located within the Seattle Puget Sound
Market in the Tacoma/Fife submarket. The Tacoma/Fife submarket comprises Pierce
County and consists of approximately 3,822,599 square feet representing 5% of the Puget Sound office market GLA. As of 2nd quarter 2007, the Puget Sound office market experienced its 16th straight quarter of positive absorption with vacancy rates dropping to 10.49%. While vacancy rates grew slightly in the
Tacoma/Fife submarket, it still maintains a relatively low vacancy rate of
9.39%. Average asking rents for the Puget Sound office market rose to $27.00 per square foot in the 2nd quarter of 2007 with the Tacoma submarket average rate remaining relatively flat at $20.63 per square foot, but with approximately
44,000 square feet of office space under construction.

Demographics for the submarket area show a 2005 population of 15,759 within a
1-mile radius of the mortgaged property and an estimated average household income of approximately $40,156. Within a 3-mile radius of the mortgaged property, there is an estimated population of 112,624 and an estimated average household income of $50,554. The demographics for population and household income within a 5-mile radius of the mortgaged property were 240,563 and
$55,250, respectively. Population demographics are limited within a 1-mile radius of the mortgaged property due to the primarily commercial and recreational nature of the surrounding area but with growth patterns expected to remain relatively stable over the next several years.

PROPERTY MANAGEMENT. The mortgaged property is managed by Sierra Property
Management, LLC, a Washington limited liability company owned and operated by
Brad McKinley. McKinley managed the company for fifteen years prior to 2001 and reassumed his role in 2003. Sierra Property Management, LLC currently manages 13 properties totaling 545,510 square feet including Tacoma Centennial Buildings I
& II (239,475 square feet), Black Lake Place (92,045 square feet) and Chandler
Court Offices (93,199 square feet).

(1)  Certain information was obtained from the Centennial I & II appraisal, dated September 20, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                    75 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                                CENTENNIAL I & II

           [OMITTED: MAP INDICATING THE LOCATION OF CENTENNIAL I & II]

                                    76 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    77 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2007-C1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    78 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.